Table of Contents

As filed with the United States Securities and Exchange Commission on May 24, 2022

Registration No. 333-262852

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Epsium Enterprise Limited

(Exact Name of Registrant as Specified in Its Charter)

N/A	5810	British Virgin Islands
(I.R.S. Employer Identification Number)	(Primary Standard Industrial Classification Code Number)	(State or Other Jurisdiction of Incorporation or Organization)

c/o Companhia de Comércio Luz Limitada

Alameda Dr. Carlos D’assumpcao

Edf China Civil Plaza 235-243, 14 Andar P

Macau, SAR China

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1(800) 221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

(212) 588 0022

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON MAY 24, 2022

EPSIUM ENTERPRISE LIMITED

6,002,670 ordinary shares

This prospectus relates to the resale of 6,002,670 ordinary shares, par value $0.00002 per share, of EPSIUM ENTERPRISE LIMITED, a British Virgin Islands company (the “Company”), by those shareholders named in the section of this prospectus entitled “Selling Shareholders” (each, a “Selling Shareholder” and collectively, the “Selling Shareholders”). The 6,002,670 ordinary shares registered herein were issued in connection with a Regulation S private placement conducted from September 7, 2021 to September 15, 2021.

We are not selling any ordinary shares in this offering, and we will not receive any proceeds from the sale of shares by the Selling Shareholders.

This is an offering of the ordinary shares of the shareholders of the offshore holding company. You are not investing in Companhia de Comércio Luz Limitada (“Luz”), our indirect partially-owned subsidiary, which was formed in Macau.

Because of our corporate structure, we are subject to unique risks due to uncertainty of the interpretation and the application of the PRC laws and regulations. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our investors may never directly hold equity interests in our operating subsidiary. The Chinese regulatory authorities could disallow our organizational structure, which would likely result in a material change in our operations and the value of our ordinary shares. As a result, the value of such securities may significantly decline or become worthless. For a detailed description of the risks relating to our corporate structure, doing business in the PRC, and the offering as a result of the structure, see “Risk Factors - Risks Relating to Doing Business in the PRC” and “Risk Factors – Risks Relating to this Offering,” beginning on page [  ].

Additionally, since our operating subsidiary is based in Macau, China, we are subject to certain legal and operational risks associated with our operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations, significant depreciation of the value of our ordinary shares, or a complete hinderance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. For a description of relevant PRC-related risks to this offering, see “Risk Factors - Risks Relating to Doing Business in the PRC”.

The Selling Shareholders may offer all or part of the shares for resale from time to time through public or private transactions, at a price of $0.02 per share until the shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they may be sold at prevailing market prices or in privately negotiated transactions. See “Plan of Distribution” beginning on page 30 for more information.

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No underwriter or other person has been engaged to facilitate the sale of ordinary shares in this offering. The Selling Shareholders may be deemed underwriters of the ordinary shares that they are offering. We have agreed to pay certain expenses in connection with this registration statement. The Selling Shareholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the ordinary shares.

No public market currently exists for our ordinary shares, and a public market may never develop, or, if any market does develop, it may not be sustained. Our ordinary shares are not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market-maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our ordinary shares to be eligible for quotation on the over-the-counter markets administered by the OTC Markets Group, Inc. (“OTC”). To be eligible for quotation on OTC’s Venture Market (the “OTCQB”), we must remain current in their periodic filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB. We currently do not have a market-maker who has agreed to file such application for quotation on the OTC. There can be no assurance that our ordinary shares will ever be quoted on a quotation service or listed on a stock exchange, or that any public market for our stock will develop.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Son I Tam, our Chief Executive Officer and Chief Financial officer, is currently the beneficial owner of 54,000,000 ordinary shares representing 90% of the total voting power, and has the controlling interest of our Company. Upon the closing of this offering, Son I Tam will own approximately 90% of our total voting power and we will continue to be a “controlled company” and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements, and we intend to rely on such exemptions.

Investing in our ordinary shares involves a high degree of risk. Before buying any ordinary shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors” beginning on page [  ] of this prospectus. Because our operations are primarily located in Macau, SAR China, we may be subject to certain legal and operational risks associated with our operations in the People’s Republic of China, or PRC or China, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations and the value of our ordinary shares, or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that our subsidiaries are directly subject to these regulatory actions or statements, as we do not adopt a VIEs in our corporate structure, and neither have we have implemented any monopolistic behavior nor our business involves the collection of user data or implicate cybersecurity. As of the date of this prospectus, no relevant laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission, or the CSRC, or any other PRC governmental authorities for our offering, nor has our Cayman Islands holding company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our offering from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. The Standing Committee of the National People’s Congress, or the SCNPC, or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires our company or any of our subsidiaries to obtain regulatory approval from Chinese authorities before offering in the U.S.

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Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board, or the PCAOB, recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. A termination in the trading of our securities or any restriction on the trading in our securities would be expected to have a negative impact on the Company as well as on the value of our securities. As of the date of the prospectus, TAAD, LLP (“TAAD”), our auditor, is not subject to the determinations as to inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. While the Company’s auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the Holding Foreign Company Accountable Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities. See “The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.” on pages 22 and 23.

Investors are cautioned that you are not buying shares of a Macau-based operating company but instead are buying shares of a British Virgin Islands holding company issuer that operates through its subsidiaries. Epsium Enterprise Limited, or Epsium BVI, is a holding company incorporated in British Virgin Islands. As a holding company with no material operations, Epsium BVI conducts a substantial majority of its operations through its subsidiaries established in Macau, SAR China. Investors in our ordinary shares should be aware that they will not directly hold equity interests in the Macau operating entities, but rather purchasing equity solely in Epsium BVI, our British Virgin Islands holding company.

Epsium BVI is a holding company with no operations of its own. We conduct our operations in Macau primarily through our Macau subsidiary, Luz. We may rely on dividends to be paid by Luz to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If Luz incurs debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Epsium BVI is permitted under the BVI laws to provide funding to Epsium HK through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Epsium HK is also permitted under the laws of Hong Kong to provide funding to Epsium BVI through dividend distribution without restrictions on the amount of the funds.  As of the date of this prospectus, there has been no distribution of dividends or assets among the holding company or the subsidiaries and no transfers, dividends, or distributions to our shareholders.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See “Transfers of Cash to and from Our Subsidiaries” on page 5 and “Risk Factors- Risks Related to Our Ordinary Shares- Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our ordinary shares for return on your investment” on page [--] .

Investing in our ordinary shares involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors”.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (the “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE ORDINARY SHARES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                  , 2022.

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You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares being registered in that registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. The Selling Shareholders are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Until            , 2022 (the 90th day after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the ordinary shares. Before making an investment decision, you should carefully read the entire prospectus. In particular, attention should be directed to the sections entitled “Risk Factors”, “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein.

Prospectus Conventions

“Luz” refers to Companhia de Comércio Luz Limitada (also referred to as 光貿易有限公司 in Macau), a company formed under the laws of Macau, SAR China, and an 80% owned subsidiary of Epsium HK.

“Epsium BVI” refers to EPSIUM ENTERPRISE LIMITED, a British Virgin Islands company.

“Epsium HK” refers to Epsium Enterprise Limited, a limited liability company incorporated in Hong Kong and an 80% owned subsidiary of Epsium BVI.

“SAR of China” refers to Special Administrative Region of the People’s Republic of China.

“PRC” or “China” refers to the People’s Republic of China.

This prospectus contains translations of certain MOP amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. All reference to “U.S. dollars”, “USD”, “US$” or “$” are United States dollars. The exchange rates in effect as of December 31, 2020 and 2019 were US $1.00 for MOP 7.98 and MOP 8.02 respectively. We use period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. Any discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

We obtained the industry and market data used in this prospectus or any document incorporated by reference from industry publications, research, surveys and studies conducted by third parties and our own internal estimates based on our management’s knowledge and experience in the markets in which we operate. We did not, directly or indirectly, sponsor or participate in the publication of such materials. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus are reliable at the time of this prospectus.

Investors should note that this is an offering of the ordinary shares of the shareholders of the offshore holding company, Epsium Enterprise Limited. You are not investing in Luz, our operating subsidiary. Epsium BVI is a holding company with no operations of its own. We conduct our operations in China primarily through Luz in Macau.

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Business Overview

EPSIUM ENTERPRISE LIMITED (“Epsium BVI”) was incorporated in the British Virgin Island in March 2020, and primarily conducts business through its 80% owned subsidiary, Companhia de Comércio Luz Limitada (“Luz”). Luz was incorporated under the laws of Macau in February 2010, with a registered capital of MOP $25,000. Our aim was to provide beverage products to customers. We are domestically oriented and have a global ambition.

In 2010, Luz was formally registered and established in Macau as our indirect partially-owned subsidiary. Luz is an import trading and distributor of wines & spirits in Macau. The company provides imported wines & spirits of world-class quality and excellent services to its clients. Luz is committed to meeting customer needs and putting customer care as its first priority. It has successively introduced world-renowned brands of wine, Scotch whisky, French cognac, and Chinese liquor. In 2020, it officially became the agent of the Chinese liquor “Xijiu” series products in Macau, and achieved the goal of increasing brand sales in 2020 for Xijiu.

Taking advantage of the fact that Macau’s economy and tax income mainly come from the gaming industry, most revenue of the gaming industry comes from the VIP room, and gamblers who visit the VIP room are consumers of luxury goods, such as alcohol, cigarettes, the Company provided products (e.g. Remy Martin and Macallan, etc.) that gaming companies and hotels need to enhance their image, and are the must-haves in VIP rooms.

Regarding the Macau alcoholic beverage market where Luz is located, the consumption is concentrated on mainland Chinese tourists; according to the statistics released by the DSEC (Macau SAR Statistics and Census Service), in 2020, the total number of tourists coming from the mainland to Macau is 4,754,239, accounting for 80% of the total annual number of tourists coming to Macau. Due to the convenient geographical location of Macau (close to the coast of Guangdong), Chinese tourists traveling to and from Macau have become the natural customers and strong consumers for our products.

The Company firmly believes in putting customer care as its first priority, providing its customer quality products, and continuously meeting the market needs with new products and service. With a management team that has more than 15 years of wines & spirits distribution and marketing experience, a keen market sense, timely marketing strategy, Luz opened the Macau sales market for Rémy Martin, MACALLAN and a variety of wines. In the past 3 years, the company has held an important leadership position in local industry with its product offering, customer service and innovative thinking.

Not only does the Company believe in attracting tourists and customers from mainland, it also derives significant revenue locally. For example, major supermarket chains have 10 to 20 stores that sell a variety of wines and spirits on the market. They form a basic alcohol consumption channel with restaurants, restaurants, bars, clubs, and retail stores. According to Macau statistics, in the past few years, the annual growth rate of tourism to Macau's GDP has doubled, and the food and beverage industry accounts for approximately 20% of tourist spending budgets.

Personalized service is the core value of Luz. The Company provides a rich product line and extensive sales channels. As a result, business volume and profit increased on average every year. The distribution channels of Luz cover most of Macau, including supermarkets chain, retail stores, clubs, restaurants, food courts, bars, hotels and Gaming companies. Luz’s products are in high demand since they are considered as customers’ necessities for the market in Macau.

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Corporate Information

Our principal executive office is located at Alameda Dr. Carlos D’assumpcao, Edf China Civil Plaza 235-243, 14 Andar P, Macau, SAR China, and our phone number is +853-2857 5252. We maintain a corporate domain name at luzmacau.com through Luz. The information contained in, or accessible from, our domain name or any other website does not constitute a part of this prospectus.

There is currently no public trading market for our ordinary shares. We intend to apply for quotation our ordinary shares on the OTCQB after the effectiveness of this registration statement but we cannot assure you that we will be successful or that a liquid public market for our ordinary shares will develop.

The following diagram illustrates our corporate structure:

Recent Regulatory Development in the PRC

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Also, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

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Based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we are not required to obtain regulatory approval from Chinese authorities, including the CSRC and CAC, before listing in the U.S, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our subsidiary’s daily business operation, its ability to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations.

Implications of Being an “Emerging Growth Company”

With less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis);

•	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A;

•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•	are exempt from any proposed new requirements of the PCAOB rules relating to mandatory audit firm rotation and any requirement to include an auditor discussion and analysis narrative in our audit report.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain as an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed US$1 billion, (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iv) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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Investors should be aware that we will be subject to the “Penny Stock” rules adopted by the SEC, which regulate broker-dealer practices in connection with transactions in Penny Stocks. These regulations may have the effect of reducing the level of trading activity, if any, in the secondary market for our stock, and investors in our ordinary shares may find it difficult to sell their shares. Please see the disclosure under “Risk Factors– Risk Related to Our Ordinary Shares.” Our ordinary shares may be considered a ‘penny stock’ which is subject to restrictions on marketability, so you may not be able to sell your shares” in this Prospectus for more information.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act of 1934. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Son I Tam, our Chief Executive Officer and Chief Financial officer, is currently the beneficial owner of 54,000,000 ordinary shares representing 90% of the total voting power, and has the controlling interest of our Company. Upon the closing of this offering, Son I Tam will own approximately 90% of our total voting power and we will continue to be a “controlled company” and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions, and we intend to rely on such exemptions.

Transfers of Cash to and from Our Subsidiaries

Epsium BVI is a holding company with no operations of its own. We conduct our operations in Macau primarily through our Macau subsidiary. We may rely on dividends to be paid by our Macau subsidiary to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our Macau subsidiary incurs debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Epsium BVI is permitted under the BVI laws to provide funding to our subsidiaries in Hong Kong and Macau through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Epsium HK is also permitted under the laws of Hong Kong to provide funding to Epsium BVI through dividend distribution without restrictions on the amount of the funds.  As of the date of this prospectus, there has been no distribution of dividends or assets among the holding company or the subsidiaries and no transfers, dividends, or distributions to our shareholders.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

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Subject to the BVI Business Companies Act and our bylaws, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us by dividend.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of Macau do not currently have any material impact on transfer of cash from Epsium BVI to Epsium HK or from Epsium HK to Epsium BVI. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Cash dividends, if any, on our ordinary share will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

Risk Factors Summary

Investing in our ordinary shares involves a high degree of risk. Below is a summary of material factors that make an investment in our ordinary shares speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information under the heading “Risk Factors” on page 12 of this prospectus for additional discussion of the risks summarized in this risk factor summary as well as other risks that we face. These risks include, but are not limited to, the following:

Risks Related to our Business and Industry (see page 12 – “Risk Factors – Risks Related to Our Business and Industry” of this prospectus)

•	We are susceptible to general economic conditions, natural catastrophic events and public health crises, and travel restrictions, quarantines, and changes in consumer behavior as a result thereof could adversely affect our operating results. See page [--] of this prospectus.

•	Our business is particularly sensitive to reductions in discretionary consumer and corporate spending as a result of downturns in the economy. See page 12 of this prospectus.

•	The wines & spirits import and export industry in China is highly competitive and growing rapidly in the past few years; if we are unable to compete successfully, our financial condition and results of operations may be harmed. See page 13 of this prospectus.

•	The growth of third-party online and other wines & spirits supply intermediaries may adversely affect our margins and profitability. See page 13 of this prospectus.

•	We rely on a limited number of suppliers for our business. See page 13 of this prospectus.

•	If we become directly subject to the recent scrutiny involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, stock price and reputation and could result in a significant loss of your investment in us. See page 14 of this prospectus.

•	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our ordinary shares. See page 14 of this prospectus.

Risks Relating to Doing Business in Macau (see page 15 – “Risk Factors – Risks Related to Doing Business in Macau” of this prospectus)

•	Gaming is a highly regulated industry in Macau and the gaming and licensing authorities may exercise significant control over our operations. See page 15 of this prospectus.

•	Agreements for concessions and sub-concessions to operate casinos in Macau are for specific periods of time and may not be renewed upon their expiration. Also, the Macau government has the right to unilaterally terminate the concessions or sub-concessions in certain circumstances. Because we derive our rights from agreements with the casino operators, a termination of a casino operator’s license to operate a casino will cause a termination of our business at that casino. See page 15 of this prospectus.

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•	Conducting business in Macau involves certain economic and political risks relating to changes in Macau’s and China’s political, economic and social conditions. See page 16 of this prospectus.

•	The Macau government may decide to impose more stringent laws with respect to the practice of gaming promoters issuing gaming credit to VIP gaming patrons and any change in our operations to comply with such laws may result in a decrease in our revenue. See page 16 of this prospectus.

•	China has imposed government restrictions on Chinese citizens travelling from mainland China to Macau and may continue to do so in the future. If China or other countries impose additional government restrictions on travel, the number of visitors to Macau could decline. See page 17 of this prospectus.

Risks Relating to Doing Business in the PRC (see page 18 – “Risk Factors – Risks Related to Doing Business in the PRC” of this prospectus)

•	All our operations are in Macau. However, due to the long arm provision under the current PRC laws and regulations, the Chinese government may exert substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiary or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our ordinary shares may significantly decline or become worthless, which would materially affect the interest of the investors. See page 18 of this prospectus.

•	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering. Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor, and as a result an exchange may determine to delist our securities. See page 22 of this prospectus.

•	PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including those regarding the enforcement of laws, and sudden or unexpected changes, with little advance notice, in laws and regulations in China could adversely affect us and limit the legal protections available to you and us. See page 19 of this prospectus.

•	If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation. See page 20 of this prospectus.

•	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers. See page 20 of this prospectus.

Risks Related to Our Ordinary Shares

•	The highly concentrated ownership and voting power of the Company may impact shareholders’ interests in the Company. See page 24 of this prospectus.

•	There is no public market for our ordinary shares, an active trading market for our ordinary shares may not develop, and you may not be able to resell our ordinary shares at or above the price you pay for them, or at all. See page 24 of this prospectus.

•	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.” See page 24 of this prospectus.

•	Our ordinary shares may be considered a “penny stock” which is subject to restrictions on marketability, so you may not be able to sell your shares. See page 24 of this prospectus.

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•	The market price for the ordinary shares may be volatile. See page 25 of this prospectus.

•	Future sales or issuances, or perceived future sales or issuances, of substantial amounts of our ordinary shares could adversely affect the price of the ordinary shares. See page 26 of this prospectus.

•	Risk of Selling Shareholders and broker-dealers or agents being deemed statutory underwriters; investors’ cause of action limited. See page 26 of this prospectus.

•	Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our shareholders have limited protections against interested director transactions, conflicts of interest and similar matters. See page 26 of this prospectus.

•	We are and will be a “controlled company” upon the closing of this offering and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements. See page 27 of this prospectus.

•	We are an “emerging growth company” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors. See page 28 of this prospectus.

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The Offering

The summary below describes the principal terms of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the Offering.

Ordinary shares offered by Selling Shareholders:	6,002,670 ordinary shares, par value $0.00002

Ordinary shares outstanding:	60,002,670 ordinary shares

Ordinary shares outstanding after the Offering:	60,002,670 ordinary shares

Offering price per share:	$0.02 per share until the shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they may be sold at prevailing market prices or in privately negotiated transactions

Use of proceeds:	We will not receive any proceeds from the sale of ordinary shares by the Selling Shareholders.

Voting Rights:	Holders of our ordinary shares are entitled to one vote per ordinary shares at all shareholder meetings. See “Description of Securities.”

Dividend policy:	We currently intend to retain future earnings, if any, to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our ordinary shares.

Risk factors:	An investment in our Company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our ordinary shares.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and “Business,” contains forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	implementation of our business strategies; and

•	our anticipated capital requirements and future operating performance.

Any statements that relate to future events or conditions, including, without limitation, the statements included in this prospectus that are not historical facts, that relate to industry prospects and that concern our prospective results of operations or financial position, may be deemed to be forward-looking statements. Often, however, our uses of the words “believe,” “anticipate,” “plan,” “expect,” “intend” and similar expressions will identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Although we believe that the expectations reflected in the forward-looking statements contained in this prospectus are reasonable, these statements represent our current expectations and are inherently uncertain. The factors discussed below under “Risk Factors,” among others, could cause actual results, levels of activity, performance or achievements to differ materially from those indicated by these forward-looking statements. Forward-looking statements represent our views as of the date of this prospectus. While we may elect to update these forward-looking statements in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. For all of these reasons, you should not unduly rely on any forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands as an exempted company with limited liability. We are incorporated under the laws of the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in Macau, Special Administrative Region (“SAR”) of the People’s Republic of China. In addition, our sole director and officer is national and resident of Macau, SAR China, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our director and officer, or to enforce against us or him judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our authorized representative to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

There is uncertainty as to whether the courts of the British Virgin Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our director or officer predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or the PRC against us or our director or officer predicated upon the securities laws of the United States or any state in the United States.

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It is uncertain that British Virgin Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to British Virgin Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. Furthermore, there is currently no statutory enforcement or treaty between the United States and the British Virgin Islands providing for enforcement of judgments. However, a judgment obtained in the United States may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the British Virgin Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the British Virgin Islands.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

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RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our ordinary shares if you can bear the risk of loss of your entire investment.

Risks Relating to our Business and Industry

We are susceptible to general economic conditions, natural catastrophic events and public health crises, and travel restrictions, quarantines, and changes in consumer behavior as a result thereof could adversely affect our operating results.

Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact event planning and hotel industry. Deterioration in economic conditions could cause decreases in business volume and reduce and/or negatively impact our short-term ability to grow revenues. Further, any decreased collectability of accounts receivable or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

Furthermore, our business is subject to the impact of natural catastrophic events such as earthquakes, floods or power outages, political crises such as terrorism or war, and public health crises such as disease outbreaks, epidemics, or pandemics in China, which is our primary markets and business locations. Currently, the rapid spread of coronavirus (COVID-19) globally has resulted in increased travel restrictions, disruption and shutdown of businesses. We may experience impacts from quarantines, market downturns and changes in customer behavior related to pandemic fears and impacts on our workforce if the virus becomes widespread in any of our markets. We thrive on tourism as we provide alcoholic merchandise and like services to our customers, including importing/exporting goods to known entertainment venues and hotels. This industry is particularly vulnerable to any pandemic event when tourism, transportation and local economy is impacted. One or more of our customers, distribution partners, service providers or suppliers may experience financial distress, file for bankruptcy protection, go out of business, or suffer disruptions in their business due to the coronavirus outbreak; as a result, our operation revenues may be impacted. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus, but is likely to result in a material adverse impact on our business, results of operations and financial condition at least for the near term.

Our business is particularly sensitive to reductions in discretionary consumer and corporate spending as a result of downturns in the economy.

Consumer demand for hotel/casino resorts, trade shows and conventions and for the type of luxury amenities we offer is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending. Changes in discretionary consumer spending or corporate spending on conventions and business travel could be driven by many factors, such as: perceived or actual general economic conditions; fear of exposure to a widespread health epidemic, such as the COVID-19 Pandemic; any weaknesses in the job or housing market; credit market disruptions; high energy, fuel and food costs; the increased cost of travel; the potential for bank failures; perceived or actual disposable consumer income and wealth; fears of recession and changes in consumer confidence in the economy; or fear of war, political instability, civil unrest or future acts of terrorism. These factors could reduce consumer and corporate demand for the luxury amenities and leisure and business activities we offer, thus imposing additional limits on pricing and harming our operations.

Our possible lack of internal controls over financial reporting may affect the market for and price of our ordinary shares.

Our disclosure and internal controls over financial reporting may not be effective. We may not have the financial resources or personnel to develop or implement systems that would provide us with the necessary information on a timely basis so as to be able to implement financial controls. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records, and instituting business practices that meet Western standards. We may have made and may in the future make mistakes in the financial statements that are included or will be included in our public filings, such as a registration statement, due to lack of internal controls over financial reporting.

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Our success depends substantially on the continued retention of certain key personnel and our ability to hire and retain qualified personnel in the future to support our growth and execute our business strategies.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. While we depend on the abilities and participation of our current management team generally, we rely particularly upon Son I Tam, our CEO and CFO, who is responsible for the development and implementation of our business plans. The loss of the service of Son I Tam for any reason could significantly and adversely impact our business and results of operations. Competition for senior management in the PRC is intense and the pool of qualified candidates is limited. We cannot assure you that the services of our senior executive and other key personnel will continue to be available to us, or that we will be able to find a suitable replacement for them if they were to leave.

The wines & spirits import and export industry in China is highly competitive and growing rapidly in the past few years; if we are unable to compete successfully, our financial condition and results of operations may be harmed.

The entertainment industry in China has been developing rapidly and become very competitive in recent years. As it is relatively easy to enter the market, there are many other liquor or wine trading companies providing service of various qualities across China. Competition is mainly based on rates, brand recognition, turnaround time, quality of venue and service levels. Our business and individual customers may change their budgets and preferences and choose venues outside Macau that offer lower rates or have access to venues and facilities that we do not have access to, which may have an adverse effect on our competitive position, results of operations and financial condition.

The growth of third-party online and other wines & spirits supply intermediaries may adversely affect our margins and profitability.

As our supplies can also be purchased and distributed through our cooperating agencies or third-party intermediaries whom we have profit sharing arrangements with or pay commissions to, if the volume of any supply intermediary becomes substantial, it may be on a better bargaining position to negotiate a higher profit percentage or commission, or other significant concession from us. As a result, the growth and importance of these supply intermediaries may adversely affect our ability to control the supply and cost of our products, which would in turn adversely affect our margins and profitability.

We rely on a limited number of suppliers for our business.

We rely on a limited number of suppliers for our trading business, and we may not be able to find replacements or immediately transition to alternative suppliers should we need to do so. When industry supply is constrained, our suppliers may allocate resources away from us and to our competitors. If we lose one or more of the suppliers, our operation may be disrupted, and our results of operations may be adversely and materially impacted.

The Company has a concentration of its revenues with specific customers. As of December 31, 2021, two customers’ account receivable accounted for 37.2% and 35.3% of the total outstanding accounts receivable balance. As of December 31, 2020, three customers’ account receivable accounted for 33.19%, 22.75%, and 16.46% of the total outstanding accounts receivable balance. For the year ended December 31, 2021, four customers accounted for 15.0%, 11.7%, 11.2% and 10.0% of total revenue. For the year ended December 31, 2020, one customer accounted for 28.24% of total revenue.

As of December 31, 2021, accounts payable to one major supplier accounted for 97.6% of the total accounts payable outstanding. As of December 31, 2020, accounts payable to four major suppliers accounted for 33.72%, 30.81%, 25.41% and 10.06% of the total accounts payable outstanding. For the year ended December 31, 2021, the Company purchased approximately 72.9% of its inventory from one supplier. For the year ended December 31, 2020, the Company purchased approximately 52.66% and 38.25% of its inventory from two suppliers.

A loss of either of these customers or suppliers could adversely affect the operating results or cash flows of the Company.

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Local taxation may increase and current tax exemptions may not be extended.

We are subject to the following local taxation:

•	We are not subject to Hong Kong profits tax because we are an investment holding company and all of our operations are performed outside Hong Kong. Our subsidiaries are incorporated under the BVI Business Companies Act, 2004 (No. 16 of 2004) and exempted from payment of BVI taxes.

•	Any dividends distributed by our Macau subsidiary to us or by the Promotion Entities to our subsidiaries may be subject to up to 12% of Complementary Tax, under the Macau Complementary Tax Law.

A loss of any of these exemption benefits or increases in tax rates or imposition of additional taxes may have a material adverse effect on our financial condition and results of operations.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our ordinary shares.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from disclosure and other requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. See “Implications of Our Being an “Emerging Growth Company.”

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Risks Relating to Doing Business in Macau

Gaming is a highly regulated industry in Macau and the gaming and licensing authorities may exercise significant control over our operations.

Gaming is a highly regulated industry in Macau. Our operations are contingent upon our maintaining all regulatory licenses, permits, approvals, registrations, findings of suitability, orders and authorizations pursuant to Macau law.

In addition, the casinos’ activities in Macau are subject to administrative review and approval by various agencies of the Macau government, including the Gaming Inspection and Coordination Bureau (“DICJ”), the Macau Judiciary Police, Health Bureau, Labor Affairs Bureau, Land Public Works and Transport Bureau, Fire Services Bureau, Financial Services Bureau (including the Tax Department), Monetary Authority of Macau, Financial Intelligence Office and Macau government Tourism Office. We cannot assure you that the casino operators will be able to obtain all necessary approvals and licenses, and their failure to do so may materially and adversely affect our business and operations. Macau law permits redress to the courts with respect to administrative actions; such redress is, however, largely untested in relation to gaming industry regulatory issues.

Current laws, such as licensing requirements, tax rates and other regulatory obligations, could change or become more stringent, resulting in additional regulations being imposed upon the gaming promotion operations or an increase in competition in the gaming industry. For example, in September 2009, the Macau government set a cap on commission payments to gaming promoters of 1.25% of rolling chip volume, which has been enforced since December 2009. Any failure to comply with these regulations may result in the imposition of liabilities, fines and other penalties and may materially and adversely affect our operations.

On November 1, 2012, the Macau government raised the minimum age required for the entrance in casinos in Macau from 18 to 21, while allowing current casino employees to maintain their positions while in the process of reaching the minimum required age. This could adversely affect our ability and the ability of our business associates to engage sufficient staff for our operations in the future.

Under the existing legal framework, VIP gaming promoters must report suspicious transactions within 48 hours of becoming aware of such suspicious behavior. Failure to report suspicious transactions constitutes an administrative offence. Depending on the number of suspicious transactions reported, the DICJ may at any time instruct concessionaires or sub-concessionaires to enforce stricter control of suspicious transactions reporting. We did not have suspicious transaction reported. We cannot assure you that this requirement will not be more strictly enforced in the future.

There are limited precedents interpreting and applying the laws of Macau and regulations concerning gaming. These laws and regulations are complex and a court or administrative or regulatory body may in the future interpret these laws and regulations in a manner that differs from our interpretation or issue new or modified regulations, which could have a material adverse effect on our business, financial condition and results of operations.

Agreements for concessions and sub-concessions to operate casinos in Macau are for specific periods of time and may not be renewed upon their expiration. Also, the Macau government has the right to unilaterally terminate the concessions or sub-concessions in certain circumstances. Because we derive our rights from agreements with the casino operators, a termination of a casino operator’s license to operate a casino will cause a termination of our business at that casino.

The concession of SJM and the sub-concession of MGM Grand Paradise Limited, was due to expire on March 31, 2020, nonetheless it was extended to 26 June 2022. The concession of Galaxy Casino, S.A. (“Galaxy”), the sub-concession of Venetian Macau, S.A. (“Venetian Macau”), the concession of Wynn Resorts (Macau), S.A. (“Wynn Macau”) and the sub- concession of Melco Crown Gaming (Macau) Limited (“Melco Crown Gaming”) will expire on June 26, 2022, unless extended pursuant to certain provisions of Macau law. Upon expiration of these concessions and sub-concessions, all casinos, gaming assets and equipment and ownership rights to the casino properties in Macau will revert to the Macau government without compensation to the casinos. We cannot assure you that the concessionaires or sub-concessionaires will be able to renew or extend their concessions or sub-concessions on terms favorable to them or at all. If any of the concessions or sub-concessions are not renewed or extended upon their stated expiration date, or if the Macau government exercises its early redemption right, we will cease to generate any revenue from the affected casinos and our gaming promotion operations at the affected casino will cease accordingly.

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The existing gaming concessions are due to expire in June 2022, there is no political decision or regulatory framework published regarding the continuance of the existing concessions or what new regime shall be applicable to the gaming industry.

The Macau gaming law may become object of revision in the near future. A public consultation process regarding the revision of gaming law was launched on 15th September, and the process will run until 29th October. The Macau government has aimed to complete the revision of the gaming law by the fourth quarter this year, prior to submitting a finalized draft project to the Legislative Assembly.

The project published for consultation indicates a higher control by the regulatory entities regarding gaming operations and monetary deposits. If the Legislative Assembly approve this project as presented, that may materially affect the amount of cash flow in gaming operations.

The Macau government has the right to unilaterally terminate the concession or sub-concession agreements upon the occurrence of certain events of default. The concession and sub-concession agreements contain various general covenants and other provisions with which the concessionaires or sub-concessionaires are required to comply. These include the obligations to submit periodic information to the Macau government, operate casinos in a fair and honest manner and maintain certain levels of insurance. Failure to comply with the terms and conditions of the concession or sub-concession agreements in a manner satisfactory to the Macau government could ultimately result in the termination of the concession or sub-concession agreements. The occurrence of any event of default may, and any termination of the concession or sub-concession agreements will, cause all of the casinos, gaming assets and equipment and ownership rights to the casino properties in Macau to be automatically transferred to the Macau government. If this occurs, we will cease to generate any revenue from the affected casinos.

Conducting business in Macau involves certain economic and political risks relating to changes in Macau’s and China’s political, economic and social conditions.

Conducting business in Macau involves certain risks such as risks relating to changes in Macau’s and China’s political, economic and social conditions, changes in Macau governmental policies, changes in Macau laws or regulations or their interpretation, changes in exchange control regulations, potential restrictions on foreign investment and repatriation of capital, measures that may be introduced to control inflation, such as interest rate increases, and changes in the rates or method of taxation. In addition, our operations in Macau are exposed to the risk of changes in laws and policies that govern operations of Macau-based companies. The PRC government may continue to adopt policy and regulatory measures aimed at curtailing the possibility of corruption in Macau’s gaming industry. In addition to corruption charges against many top mainland officials, the campaign has deterred high rollers from visiting Macau. Therefore, we cannot be certain that any new PRC government policies and regulatory measures will not materially and adversely affect our business, financial condition, results of operations and prospects.

The Macau government may decide to impose more stringent laws with respect to the practice of gaming promoters issuing gaming credit to VIP gaming patrons and any change in our operations to comply with such laws may result in a decrease in our revenue.

The Gaming Credit Law governs the granting of gaming credit in Macau, and forbids the assignment or transfer, in any form, of the power to grant gaming credit. For the past 20 years, it has been customary practice in Macau that casinos issue gaming credit to VIP gaming promoters in the form of non-negotiable chips that can only be used in that gaming promoter’s VIP gaming rooms. The non-negotiable chips may not be redeemed for cash, cash chips or other goods or services. The gaming promoters extend such gaming credit to VIP gaming patrons. However, if the Macau government in the future imposes a more stringent law governing the extension of gaming credit to VIP gaming patrons, we may be required to adjust our operations to comply with such law, and limit our ability to extend gaming credit which may reduce rolling chip turnover, which in turn may materially and adversely affect our business and results of operations.

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A weakening in economic and credit market conditions may adversely affect tourism and the profitability of our business.

There can be no assurance that the recent difficult financial conditions in the global markets will improve or that government responses to these conditions will successfully address fundamental weakness in the global markets, restore consumer confidence or increase market liquidity. Weakness in the global economy or in the economy of China, where a significant number of gaming patrons reside and/or generate their income, may result in a reduction in the number of gaming patrons or the frequency of visits by these gaming patrons to our VIP rooms. Any reduction in demand for the gaming activities that we promote would reduce our revenue.

China has imposed government restrictions on Chinese citizens travelling from mainland China to Macau and may continue to do so in the future. If China or other countries impose additional government restrictions on travel, the number of visitors to Macau could decline.

We intend to maintain our existing business and contractual arrangements to our customers that are VIP gaming business, based, in part, on our expectation of future visitor arrivals in Macau, particularly from China. According to the Direcção dos Serviços de Estatística e Censos (Statistics and Census Service) (“DSEC”), 2011, 2012, 2013, 2014, 2015 and 2016 tourists from mainland China accounted for approximately 57.7%, 60.2%, 63.5%, 67.4%, 66.5% and 66.1%, respectively, of all visitors to Macau. Since May 2008, the Chinese government has imposed restrictions on travel to Macau and may impose further restrictions in the future. In May and July 2008, the Chinese government adjusted its visa policy toward Macau and limited the number of visits that some mainland Chinese citizens may make to Macau in a given time period. In September 2008, it was publicly announced that mainland Chinese citizens without a Macau visa could no longer enter Macau from Hong Kong. If the number of visitors from China and elsewhere fails to increase as anticipated, we may not be able to source enough VIP gaming patrons to our VIP business and our financial condition and results of operations may be materially and adversely affected.

The level of visitor arrivals to Macau from China and elsewhere may decline due to, or travel to Macau may be disrupted by, natural disasters, outbreaks of disease, terrorist attacks, security alerts, military conflicts or other factors.

Macau’s subtropical climate and location on the South China Sea subject it to extreme weather conditions, including typhoons and heavy rainstorms. For example, in 2015, there were five typhoons that impacted areas within 800 km of Macau. Unfavorable weather conditions or other natural disasters such as earthquakes, tsunamis or major typhoons could severely disrupt transportation to Macau and prevent gaming patrons from travelling to Macau. Similarly, outbreaks of infectious diseases, such as H1N1, terrorist attacks, security alerts or military conflicts could have a negative impact on travel and leisure expenditures, including lodging, gaming and tourism. Any of these, or other factors such as riots or demonstrations, could have a negative impact on visitor arrivals to Macau from China and elsewhere.

Unfavorable changes in currency exchange rates may cause fluctuations in the value of our investment in Macau.

Our business transactions, assets and liabilities are principally denominated in Hong Kong dollars, our functional currency, with a small portion of our revenues denominated in Patacas. Our consolidated financial statements are presented in U.S. dollars, which is our reporting currency. The Hong Kong dollar is linked to the U.S. dollar and the exchange rate between these two currencies has remained relatively stable over the past several years. The Pataca, which is not a freely convertible currency, is linked to the Hong Kong dollar, and in many cases the two are used interchangeably in Macau. The exchange linkages of the Hong Kong dollar and Pataca, and the Hong Kong dollar and the U.S. dollar, are subject to potential changes due to, among other things, Chinese, Hong Kong and Macau governmental policies and international economic and political developments.

In the event of unfavorable Hong Kong dollar or Pataca exchange rate changes as against the U.S. dollar, our obligations that are denominated in U.S. dollars would increase in Hong Kong dollar and/or Pataca terms and our results of operations may be adversely affected.

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Risks Relating to Doing Business in the PRC

All our operations are in Macau. However, due to the long arm provision under the current PRC laws and regulations, the Chinese government may exert substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiary or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our ordinary shares may significantly decline or become worthless, which would materially affect the interest of the investors.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

For example, the Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Chinese government may intervene or influence our operations at any time with little advance notice, which could result in a material change in our operations and in the value of our ordinary shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. As a result, our ordinary shares may decline in value dramatically or even become worthless should we become subject to new requirement to obtain permission from the PRC government to list on U.S. exchange in the future.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, the State Internet Information Office issued the Measures of Cybersecurity Review (Revised Draft for Comments, not yet effective) on July 10, 2021, which requires operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. While we believe that our operations are not affected by this, as these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

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PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including those regarding the enforcement of laws, and sudden or unexpected changes, with little advance notice, in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties and sudden changes, sometimes with little advance notice. As a significant part of our business is conducted in China, our operations are principally governed by PRC laws and regulations, which may limit legal protections available to us. Uncertainties due to evolving laws and regulations could also impede the ability of a China-based company, such as our company, to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities could impose material sanctions or penalties on us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Furthermore, if China adopts more stringent standards with respect to certain areas such as environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Certain areas of the law, including intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you.

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If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our stock.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

Our operations are primarily located in Macau through our operating subsidiary Luz and a few of our clients are PRC corporates. As such we may become subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws apply not only to third-party transactions, but also other parties with which we have commercial relations. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities. We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

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The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

On August 20, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Personal Information Protection Law, which will take effect in November 2021. The Personal Information Protection Law provides that any entity involving processing of personal information (“Personal Information Processer”) shall take various measures to prevent the disclosure, modification or losing of the personal information processed by such entity, including, but not limited to, formulating a related internal management system and standard of operation, conducting classified management of personal information, taking safety technology measures to encrypt and de-identify the processed personal information, providing regular safety training and education for staff and formulating a personal information safety emergency accident plan. The Personal Information Protection Law further provides that a Personal Information Processer shall conduct a prior evaluation of the impact of personal information protection before the occurrence of various situations, including, but not limited to, processing of sensitive personal information (personal information that, once leaked or illegally used, may lead to discrimination against an individual or serious harm to an individual’s personal or property safety, including information on an individual’s ethnicity, religious beliefs, personal biological characteristics, medical health, financial accounts, personal whereabouts), using personal information to make automated decisions and providing personal information to any overseas entity.

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Under the new PRC Data Security Law enacted in September, we are not subject to the cybersecurity review by the CAC for this offering, given that: (i) our products and services are offered not directly to individual users but through our institutional customers; (ii) we do not possess a large amount of personal information in our business operations; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, there remains uncertainty as to how the Draft Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

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On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, SEC announced that the PCAOB designated China and Hong Kong as the jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCAA. The Company’s auditor, TAAD, is based in Diamond Bar, California, and therefore is not affected by this mandate by the PCAOB.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, TAAD, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor is headquartered in Diamond Bar, California, and is subject to inspection by the PCAOB on a regular basis.

However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the above rules and amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange. In addition, the above rules and amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our ordinary shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

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Risks Related to Our Ordinary Shares

The highly concentrated ownership and voting power of the Company may impact shareholders’ interests in the Company.

As of the date of this prospectus, Mr. Son I Tam owned approximately 90% of our ordinary shares and the voting power of the Company. It is anticipated that Mr. Tam will continue to own a majority of ordinary shares of the Company and, correspondingly, will have the majority of the voting power of the Company. As such, you may not be able to influence the strategies, management or policies of the Company as you could at a company where the equity ownership is widely distributed.

There is no public market for our ordinary shares, an active trading market for our ordinary shares may not develop, and you may not be able to resell our ordinary shares at or above the price you pay for them, or at all.

As of the date of this prospectus, our ordinary shares are not listed on any national securities exchange. Accordingly, investors may find it more difficult to buy and sell our shares than if our ordinary shares were traded on an exchange. Although we plan to apply to quote our ordinary shares on the OTC Bulletin Board, OTCQX or OTCQB, there is no guarantee our application will be approved. Additionally, the OTC Bulletin Board, OTCQX and OTCQB are inter-dealer, over-the-counter markets which provide significantly less liquidity than the Nasdaq Capital Market or other national securities exchange. These factors may have an adverse impact on the trading and price of our ordinary shares.

An active public market for our ordinary shares may not develop or be sustained, in which case the market price and liquidity of our ordinary shares may be materially and adversely affected. Shareholders may not be able to resell their ordinary shares at or above the purchase price, or at all. And our ordinary shares may be less attractive for margin loans, for investments by financial institutions, for consideration in future capital raising transactions or for other purposes.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

We are a public company and incur significant legal, accounting and other expenses that we do not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, imposes various requirements on the corporate governance practices of public companies. As an “emerging growth company” pursuant to the JOBS Act, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costlier. After we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with increased disclosure requirements.

Our ordinary shares may be considered a “penny stock” which is subject to restrictions on marketability, so you may not be able to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Although there has not been a public market for our ordinary shares and such a public market may never develop, our ordinary shares may have a market price of less than $5.00 per share and therefore will be designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose some information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell the ordinary shares and may affect the ability of investors to sell their ordinary shares. These regulations may likely have the effect of limiting the trading activity of our ordinary shares and reducing the liquidity of an investment in our ordinary shares. In addition, investors may find it difficult to obtain accurate quotations of the ordinary shares and may experience a lack of buyers to purchase our ordinary shares or a lack of market makers to support the stock price.

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If our ordinary shares become tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our ordinary shares, which in all likelihood would make it difficult for our shareholders to sell their shares.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the subsequent testing by our independent registered public accounting firm, if and when required, may reveal additional deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our consolidated financial statements or identify other areas for further attention or improvement. If in the future we identify new material weaknesses in our internal control over financial reporting, including at some of our acquired companies, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if and when applicable, our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are then listed, the SEC, or other regulatory authorities, which could require additional financial and management resources. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our ordinary shares.

The market price for the ordinary shares may be volatile.

The market price for the ordinary shares may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in financial estimates by securities research analysts;

•	conditions and restrictions in the event planning and hospitality industries;

•	changes in the economic performance or market valuations of other event planning and lodging companies;

•	announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	addition or departure of key personnel;

•	fluctuations of exchange rates between RMB and U.S. dollar or other foreign currencies;

•	potential litigation or administrative investigations;

•	sales of ordinary shares in large volumes by the Selling Shareholders; and

•	release of transfer restrictions on the outstanding ordinary shares or sales of additional ordinary shares.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our ordinary shares.

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We may need additional capital, and the sale of additional ordinary shares or other equity securities could result in additional dilution to the shareholders and the incurrence of indebtedness could increase our debt obligations.

We can give no assurance that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the foreseeable future. We may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity securities or obtain a credit facility. The sale of additional equity and equity-linked securities could result in additional dilution to our shareholders. The incurrence of indebtedness would cause increased debt service obligations and result in operating and financing covenants that could restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all, particularly in the aftermath of global economic crisis.

Future sales or issuances, or perceived future sales or issuances, of substantial amounts of our ordinary shares could adversely affect the price of the ordinary shares.

Sales, or perceived potential sales, by our existing shareholders might make it more difficult for us to issue new equity or equity-related securities in the future at a time and place we deem appropriate. The ordinary shares that have been registered with the SEC are eligible for immediate resale in the public market without restrictions, and the remaining ordinary shares may also be sold in the public market in the future subject to the restrictions contained in Rule 144 and Rule 701 under the Securities Act. If any existing shareholders sell a substantial amount of ordinary shares in the future, the prevailing market price for the ordinary shares could be adversely affected.

Risk of Selling Shareholders and broker-dealers or agents being deemed statutory underwriters; investors’ cause of action limited.

The Selling Shareholders and any broker-dealers or agents that are involved in selling shares offered by the Selling Shareholders may be considered as underwriters within the meaning of the Securities Act for the sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. Any commissions received by the broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered underwriting commissions or discounts under the Securities Act.

Any purchaser acquiring ordinary shares covered by this registration statement may initiate legal proceedings against the parties enumerated under Section 11 of the Securities Act of 1933, including any person who signed the registration statement and our director. The Selling Shareholders will have potential liability for a mistake in the Company’s prospectus as well. However, the ability of an investor to pursue an action against a Selling Shareholder may be difficult, and the likelihood of recovery may be minimal.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our shareholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and securities markets and apply to securities which are listed on those exchanges. Because we are not presently required to comply with many of the corporate governance provisions, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, our director has the ability, among other things, to determine the level of compensation. Until we comply with such corporate governance measures, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters, and investors may be reluctant to provide us with funds necessary to expand our operations.

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The Company’s ordinary shares represent equity interests and are subordinate to future indebtedness.

Our ordinary shares represent equity interests in our Company and, as such, rank junior to any indebtedness of our Company created in the future, as well as to the rights of any preferred shares that may be issued in the future. In the future, we may incur substantial amounts of debt and other obligations that will rank senior to our ordinary shares or to which our ordinary shares will be structurally subordinated.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our director has complete discretion as to whether to distribute dividends, subject to certain requirements of the British Virgin Islands laws. Under the BVI laws, a BVI company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our director decides to declare and pay dividends, the timing, amount and form of future dividends will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our director. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. We cannot guarantee that our ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

We are and will be a “controlled company” upon the closing of this offering and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements.

We are and will be a “controlled company” upon the closing of this offering since our Chief Executive Officer and Chief Financial Officer Son I Tam beneficially owns more than 50% of our total voting power. For so long as we remain a controlled company under this definition, we are permitted to elect to rely on certain exemptions from corporate governance rules, including:

•	an exemption from the rule that a majority of our board of directors must be independent directors;

•	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we currently do not intend to rely on the “controlled company” exemptions, we could elect to rely on those exemptions in the future. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

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We are an “emerging growth company” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any December 31st before that time, in which case we would no longer be an emerging growth company as of the following December 31st. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our stock price may be more volatile.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our ordinary shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of ordinary shares offered by them under this prospectus. We have agreed to bear the expenses relating to the registration of the ordinary shares for the Selling Shareholders.

DETERMINATION OF OFFERING PRICE

The Selling Shareholders will offer ordinary shares at a price of $0.02 per share until the shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they may be sold at prevailing market prices or in privately negotiated transactions. The offering price of our ordinary shares does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our ordinary shares might not trade at market prices in excess $0.02 as prices for ordinary shares in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

MARKET PRICE OF ORDINARY SHARES

There is currently no public trading market for our ordinary shares. We intend to apply for quotation our ordinary shares on the OTCQB after the effectiveness of this registration statement on Form F-1, but we cannot assure you that we will be successful or that a liquid public market for our ordinary shares will develop. If an active public market for our ordinary shares does not develop following the completion of this offering, the market price and liquidity of our ordinary shares may be materially and adversely affected.

DIVIDEND POLICY

We have not declared or paid any dividends on our ordinary shares since our inception on March 24, 2020, and have no current plans to pay dividends on our ordinary shares. The declaration and payment of future dividends to holders of our ordinary shares will be at the discretion of our director and will depend upon many factors, including our financial condition, earnings, legal requirements, restrictions in our debt agreements and other factors deemed relevant by our director. In addition, as a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their respective jurisdictions of organization, agreements of our subsidiaries, or covenants of future indebtedness that we or they may incur. See “Risk Factors — Risks Related to Our Ordinary Shares — Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our ordinary shares for return on your investment.”

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PLAN OF DISTRIBUTION

We have 60,002,670 ordinary shares issued and outstanding as of the date of this prospectus. We are registering up to 6,002,670 shares of ordinary shares for sale by the Selling Shareholders at the price of $0.02 per share until the shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they may be sold at prevailing market prices or in privately negotiated transactions. After the effective date of the registration statement relating to this prospectus, we plan to apply for quotation our ordinary shares on the OTCQB. We cannot assure you that we will be successful or that a liquid public market for our ordinary shares will develop.

The ordinary shares held by the Selling Shareholders may be sold or distributed from time to time by the Selling Shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at a price of $0.02 per share until the shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they may be sold at prevailing market prices or in privately negotiated transactions.

The sale of the Selling Shareholders’ ordinary shares offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	transactions involving cross or block trades;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers agreeing with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	“at the market” into an existing market for the ordinary shares;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other methods permitted pursuant to applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of our ordinary shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the ordinary shares offered by them will be the purchase price of the ordinary shares less discounts or commissions, if any. Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholders also may resell all or a portion of their ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

In order to comply with the securities laws of certain states, if applicable, the ordinary shares of the Selling Shareholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers or agents participating in the distribution of the ordinary shares held by a Selling Shareholder as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Shareholder and/or purchasers of the ordinary shares for whom the broker-dealers may act as agent. Such Selling Shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the ordinary shares if liabilities are imposed on that person under the Securities Act.

To the extent required, the ordinary shares to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the ordinary shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

We have advised the Selling Shareholders that while they are engaged in a distribution of the ordinary shares included in this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any securities which are the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bid or purchase made in order to stabilize the price of securities in connection with the distribution of those securities. All of the foregoing may affect the marketability of the ordinary shares offered hereby in this prospectus.

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DESCRIPTION OF SECURITIES

General

We are authorized by our Memorandum and Articles of Association to issue an aggregate of 1,000,000,000 shares, par value $0.00002 per share, including 800,000,000 ordinary shares and 200,000,000 preferred shares.

This prospectus contains only a summary of the terms of the ordinary shares the Selling Shareholders are offering and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Memorandum and Articles of Association. You should refer to, and read this summary together with, our Memorandum and Articles of Association to review all of the terms of our ordinary shares that may be important to you.

Ordinary Share

Shareholders’ voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called meeting of the shareholders entitled to vote on such action. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each ordinary share. An action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing.

Election of directors

Directors are appointed by resolution of shareholders or by resolutions of directors. Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of the British Virgin Islands do not specifically prohibit or restrict the creation of cumulative voting rights for the election of directors. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in our Memorandum and Articles of Association to allow cumulative voting for elections of directors.

Meetings of shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven days’ notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and who are entitled to vote at the meeting, and to the other directors. Our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The quorum for a meeting of shareholders is duly constituted if, at the beginning of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum, but otherwise the meeting will be dissolved.

A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

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Meetings of directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors.

Protection of minority shareholders

We would normally expect British Virgin Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholder (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new ordinary shares under either British Virgin Islands law or our Memorandum and Articles of Association.

Transfer of Ordinary Shares

Subject to the restrictions in our Memorandum and Articles of Association and applicable securities laws, any of our shareholders may transfer all or any ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may not resolve to refuse or delay the transfer of any ordinary share unless the shareholder has failed to pay an amount due in respect of it.

Liquidation

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), may, for such purpose, set such value as the liquidator deems fair upon any property to be divided, and may determine how such division shall be carried out as among the shareholders.

Calls on ordinary shares and forfeiture of ordinary shares

Our directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified date of payment. When such a notice has been issued and its requirements have not been complied with, the directors may, at any time before the tender of payment, forfeit and cancel the ordinary shares to which the notice relates.

Issuance of ordinary shares

Our directors may authorize the issuance of shares at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of the directors, subject to the BVI Act, our Memorandum and Articles of Association and any applicable requirements imposed from time to time by the SEC, the FINRA, any stock exchange or the over-the-counter market on which our securities are listed.

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Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our directors:

•	amend our Memorandum and Articles of Association to decrease the maximum number of shares we are authorized to issue;

•	subject to our Memorandum and Articles of Association, divide our authorized and issued shares into a larger number of shares; and

•	subject to our Memorandum and Articles of Association, combine our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Under the BVI Act, holders of our ordinary shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association, (ii) our register of shareholders, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find More Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Preferred Shares

To the fullest extent permitted by the laws of the British Virgin Islands, as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of preferred shares of the Company. The Company may issue the preferred shares for such consideration as may be fixed by the Board of Directors.

Listing

There is currently no public trading market for our ordinary shares. We intend to apply for quotation our ordinary shares on the OTCQB after the effectiveness of this registration statement. To be eligible for quotation, registrants must remain current in their quarterly and annual filings with the SEC. There can be no assurance that our ordinary shares will ever be quoted on OTCQB or listed on a stock exchange, or that any public market for our stock will develop.

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SELLING SHAREHOLDERS

The ordinary shares being offered by the shareholders consist of a total of 6,002,670 ordinary shares issued to 75 Selling Shareholders upon their purchases of our ordinary shares with registration rights pursuant to the Regulation S offering at an offering price of $0.02 per ordinary share. We are registering the ordinary shares in order to permit the Selling Shareholders to offer the shares for resale from time to time.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the ordinary shares held by the Selling Shareholders.

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to This Prospectus	Number of Ordinary Shares Which May Be Sold in This Offering As a Percentage of Currently Outstanding Shares(1)	Number of Ordinary Shares Owned After Offering	Percentage of Ordinary Shares Owned After the Offering
Wai Man So	21,600	21,600	*%	0	0%
Sio Kai Chan	22,000	22,000	*%	0	0%
Wai Lap Cheong	22,000	22,000	*%	0	0%
Jiarong Liu	23,000	23,000	*%	0	0%
Senle Zhou	23,800	23,800	*%	0	0%
Hui Su	23,800	23,800	*%	0	0%
Liqun Xu	23,800	23,800	*%	0	0%
Xuan Zhong	23,800	23,800	*%	0	0%
Xianghua Chen	24,300	24,300	*%	0	0%
Fuquan Xiao	24,500	24,500	*%	0	0%
Lijun Ye	24,800	24,800	*%	0	0%
Peng Guo	25,300	25,300	*%	0	0%
Ho Yee Li	25,500	25,500	*%	0	0%
Yuen Ka Ng	25,800	25,800	*%	0	0%
Choi Lin Lam	25,800	25,800	*%	0	0%
Guifang Zhang	26,100	26,100	*%	0	0%
Xiumin Yang	26,500	26,500	*%	0	0%
Ruijun Wang	26,600	26,600	*%	0	0%
Chunwang Zhang	26,900	26,900	*%	0	0%
Mingfeng Gong	27,000	27,000	*%	0	0%
Hongli Chen	27,300	27,300	*%	0	0%
Yuting Chen	27,380	27,380	*%	0	0%
Xinyue Li	28,000	28,000	*%	0	0%
Jianqing Chen	28,000	28,000	*%	0	0%
Wing Yan Lam	28,800	28,800	*%	0	0%
Shui Wang Lam	28,800	28,800	*%	0	0%

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Yi Xiao	30,000	30,000	*%	0	0%
Yuying Tan	30,000	30,000	*%	0	0%
Ho Lam	30,000	30,000	*%	0	0%
Jun Xi	31,500	31,500	*%	0	0%
Zhaobin Chen	32,180	32,180	*%	0	0%
Jianqiang Ke	32,600	32,600	*%	0	0%
Fung Kwong Ian Tse	33,800	33,800	*%	0	0%
Lai Hong Ieong	33,880	33,800	*%	0	0%
Chun Raven Po	33,880	33,880	*%	0	0%
Xiaodong Guo	34,280	34,280	*%	0	0%
Guangping Liang	35,000	35,000	*%	0	0%
Sijia Chen	35,000	35,000	*%	0	0%
Dezhi Zhu	37,600	37,600	*%	0	0%
Wenhui Zhang	46,000	46,000	*%	0	0%
Jindong Luo	48,800	48,800	*%	0	0%
Fan Ha Leong	50,000	50,000	*%	0	0%
Yingtong Chen	50,000	50,000	*%	0	0%
Zhiyong Yang	58,000	58,000	*%	0	0%
Kin Keung Chan	68,000	68,000	*%	0	0%
Honghuan Cheng	68,000	68,000	*%	0	0%
Han Zhou	68,800	68,800	*%	0	0%
Li Ruan	75,380	75,380	*%	0	0%
Wen Li	76,500	76,500	*%	0	0%
Xiaoxiu He	80,000	80,000	*%	0	0%
Lizabeth Del Carmen Pena	80,000	80,000	*%	0	0%
Yuexiang Wang	82,000	82,000	*%	0	0%
Yu Lin	100,000	100,000	*%	0	0%
Shaolan Chu	110,000	110,000	*%	0	0%
Iok Mui Lao	127,890	127,890	*%	0	0%
Leng Si Pun	130,000	130,000	*%	0	0%
Sut Ieng Mui	137,690	137,690	*%	0	0%
U Leong Kou	139,800	139,800	*%	0	0%
Sai In Fong	143,780	143,780	*%	0	0%
Mei Teng Wong	149,990	149,990	*%	0	0%
Io Pan Lei	154,890	154,890	*%	0	0%
Kuai Hang Wong	159,980	159,980	*%	0	0%
Man I Chau	163,870	163,870	*%	0	0%
Chi Son Chan	168,850	168,850	*%	0	0%
Lai Sim Ieong	175,860	175,860	*%	0	0%
Lai Fei Tong	178,790	178,790	*%	0	0%
Canquan Li	179,890	179,890	*%	0	0%
Kin Kei Lam	183,880	183,880	*%	0	0%
Sio Tong Wong	185,580	185,580	*%	0	0%
Kam Mui Leong	187,890	187,890	*%	0	0%
Ut Ha Lei	188,980	188,980	*%	0	0%
Chi Seng Lou	198,000	198,000	*%	0	0%
Xinghong Ma	296,890	296,890	*%	0	0%
Cansen Ma	298,800	298,800	*%	0	0%
Jiaming Ma	298,990	298,990	*%	0	0%
Total	6,002,670	6,002,670	10%	0	0%

(1)	Based on 60,002,670 ordinary shares issued and outstanding as of the date of this prospectus.

*	Less than 1%

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The Selling Shareholders named above acquired their respective Ordinary Shares in private placement offerings that were exempt from registration under the Securities Act pursuant to Regulation S. None of the Selling Shareholders or their beneficial owners:

•	has had a material relationship with us other than as a shareholder at any time within the past three years; or

•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot make any prediction as to the effect, if any, that the sale of ordinary shares or the availability of ordinary shares for sale will have on the market price of our ordinary shares. The market price of our ordinary shares could decline because of the sale of a large number of ordinary shares or the perception that such sales could occur. These factors could also make it more difficult to raise funds through future offerings of ordinary shares.

Sale of Restricted Shares

Upon the effectiveness of this prospectus, 6,002,670 ordinary shares will be freely tradable without restriction under the Securities Act, except that any ordinary shares purchased by our affiliates may generally only be sold in compliance with the limitations of Rule 144 described below. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the issuer.

Approximately 54,000,000 of our ordinary shares are deemed “restricted securities” as that term is defined under Rule 144. Restricted securities may be sold in the public market only if they qualify for an exemption from registration under Rule 144, whose rule is summarized below, or any other applicable exemption under the Securities Act.

Rule 144

The availability of Rule 144 will vary depending on whether restricted securities are held by an affiliate or a non-affiliate. In general, once we have been subject to public company reporting requirements for at least 90 days, an affiliate who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding ordinary shares or the average weekly trading volume of our ordinary shares reported through the OTC markets during the four calendar weeks preceding such sale under Rule 144. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about our Company. The volume limitations, manner of sale and notice provisions described above will not apply to sales by non-affiliates. For purposes of Rule 144, a non-affiliate is any person or entity who is not our affiliate at the time of sale and has not been our affiliate during the preceding three months. In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person (or persons whose ordinary shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for a least six months would be entitled to sell those ordinary shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those ordinary shares without regard to the provisions of Rule 144.

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SELECTED FINANCIAL INFORMATION

The following table sets forth selected historical statements of operations for the years ended December 31, 2021 and 2020, and balance sheet data as of December 31, 2021, and 2020,  which have been derived from our audited consolidated financial statements included elsewhere in this prospectus.

Our historical results are not necessarily indicative of the results that may be expected in the future. You should read the data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

The following table presents our selected consolidated statement of operations for the years ended December 31, 2021 and 2020.

	For the Years Ended December 31,
	2021	2020
Statement of operation data:
Total revenue	$18,203,802	$19,756,780
Gross profit	$2,024,567	$1,839,771
Operating expenses	$711,652	$755,833
Income from operations	$1,312,915	$1,083,938
Total other income (expenses), net	$(104,351)	$(12,582)
Provision for income taxes	$156,543	$119,850
Net income	$1,052,021	$951,506
Weighted average Ordinary Shares outstanding
Earnings per share	$0.05	$951.51

The following table presents our selected consolidated balance sheet data as of September 30, 2021, December 31, 2020 and 2019.

	As of
	December 31, 2021	December 31, 2020
Selected Consolidated Balance Sheet Data:
Current assets	$5,707,865	$7,161,776
Total assets	$6,031,924	$7,596,526
Current liabilities	$2,860,041	$5,282,637
Total liabilities	$3,086,378	$5,579,962
Total equity	$2,945,546	$2,016,564

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MANAGEMENT DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Shengtao Investment Development Limited (“Shengtao”) was established on March 24, 2020. On April 23, 2021, Shengtao changed its name to Epsium Enterprise Limited (“Epsium BVI,” the “Company,” “us,” or “we”).

Epsium Enterprise Limited (“Epsium HK”) was established on March 12, 2020 in Hong Kong SAR China. On March 12, 2020, Mr. Chi Long Lou acquired 100% and 10,000 shares of Epsium HK by paying HK$ 10,000. On May 17, 2021, Epsium BVI purchased 8,000 shares of Epsium HK from Mr. Chi Long Lou by paying HK$8,000. On May 17, 2021, Mr. Son I Tam who is the CEO of the Company purchased 1,900 shares of Epsium HK from Mr. Chi Long Lou by paying HK$1,900. Therefore, 80% shares of Epsium HK are held by Epsium BVI, 19% by individual Son I Tam, and 1% by individual Lou Chi Long.

Companhia de Comércio Luz Limitada (“Luz”) was established in February 2010. It is a Macau registered company with an office address in Alameda Dr. Carlos D’assumpcao, Edf China Civil Plaza 235-243, 14 Andar P, Macau.

On May 12, 2021, Epsium HK acquired 80% of all outstanding shares of Luz at no cost. Son I Tam, the CEO of the Company, has the remaining 20% shares of Luz.

The consolidated financial statements presented herein consolidate the financial statements of Epsium, with the financial statements of its subsidiaries in the following structure chart:

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Based on the structure, Mr. Son I Tam constructively owns 99% of Luz. The combination the Company and its subsidiaries are considered under common control.

The Company's business focused on import trading and distribution of wines & spirits. The products available for sale come from France, Chile, Australia, China, USA and Scotland, etc. The brands include Remy Martin Cognac, Cointreau, Piper Heidsieck Champagne, French Fine Wines (Petrus, Lafite, Latour, Mouton, Margaux, Lynch Bages), Xijiu, Wuliangye, Moutai, and Red & White Wines, etc. All products are sold to the customers through formal and legal channels on the premise of original imported basis. The distribution channels of the Company cover most of the areas in Macau, including the chain supermarkets, stores, clubs, restaurants, food courts, bars, hotels and major gaming companies.

The COVID-19 pandemic is currently impacting countries, communities, supply chains and markets as well as the global financial markets. Governments have imposed laws requiring social distancing, travel bans and quarantine, and these laws may limit access to the Company’s facilities, management, support staff and professional advisors. These factors, in turn, may not only impact the Company’s operations, financial condition and demand for the Company’s goods and services, but the Company’s overall ability to react timely to mitigate the impact of this event.

By far, the Company maintains stable revenues and net income. For the years ended December 31, 2021 and 2020, the Company had revenue of $18,203,802 and $19,756,780, and net income of $1,052,021 and $951,506, respectively.

Results of Operations

Comparison of the Years Ended December 31, 2021 and 2020

Sales

During the year ended December 31, 2021, we had sales of $18,203,802 compared to sales of $19,756,780 for the year ended December 31, 2020, a decrease of $1,552,978 or approximately 7.86%. The decreased sales volume was primarily attributable to the severe epidemic situation in COVID-19 in the second half of 2021. Due to the impact of Covid-19, the demand for our higher profit products that were mainly sold in hotel and restaurants decreased. The Company sold more lower profit products through more supermarkets and distributors. In 2021, we further adjusted the sales strategy plan and expanded the local wholesale market of high, middle and low-priced products, including Moutai which is a white wine wholesale. Moutai has high demand in China and the sales of Moutai was not impact by COVID in China so the Company was able to sell more Moutai in the first half of 2021. By developing multi-source business, the sales in the first half of 2021 were significantly improved. However, in the second half of 2021, Macao strengthened its entry and exit measures because the COVID-19 situation became serious, resulting in a sharp drop in the number of tourists in Macao and a decrease in sales.

Cost of goods sold

Our cost of goods sold consists of the purchase cost. During the year ended December 31, 2021, our cost of goods sold was $16,179,235, compared to $17,917,009 for the cost of goods sold for the year ended December 31, 2020, a decrease of $1,737,774 or approximately 9.70%. The decrease in the cost of sales was primarily attributable to our direct purchase form overseas which reduces the purchase price

Gross profit

Our gross profit increased from $1,839,771 for the year ended December 31, 2020 to $2,024,567 for the year ended December 31, 2021. The increase of the gross profit is mainly attributed to the decrease in the cost of goods sold.

Gross profit Margin

Our gross profit margin increased from 9.31% for the year ended December 31, 2020 to 11.12% for the year ended December 31, 2021 due to the further optimization and development of sales market in 2021.

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Selling expenses

Selling expenses increased from $3,119 for the year ended December 31, 2020 to $4,492 for the year ended December 31, 2021, an increase of $1,373, or approximately 44.01%. The increase is mainly attributed to increase in marketing fee.

General and administrative expenses

Our general and administrative expenses consist of salaries, office expenses, utilities, business travel, amortization expenses, and public company expenses (including legal expenses, accounting expenses and investor relations expenses). General and administrative expenses were $707,160 for the year ended December 31, 2021, compared to $752,714 for the year ended December 31, 2020, a decrease of $45,554 or 6.05%. The decrease of general and administrative expenses is mainly due to a decrease in travel expenses and payroll expense.

Income from operations

As a result of the factors described above, operating income was $1,312,915 for the year ended December 31, 2021, compared to operating income of $1,083,938 for the year ended December 31, 2020, an increase in income of approximately $228,977, or 21.12%.

Other income and expenses

Other expense was $140,890 for the year ended December 31, 2021, compared to other expense of $18,987 for the year ended December 31, 2020. The increase of other expenses is mainly due to increased interest expense. In 2021, the Company accrued imputed interest for the due to related parties with 4.25% per annum. Imputed interest amounted $130,117 for the year ended December 31, 2021 and was recorded as paid in capital.

Other income of $36,539 and other income of $6,405 were recorded as other income for the year ended December 31, 2021 and 2020, respectively.

Income before income taxes

Our income before income taxes was $1,208,564 for the year ended December 31, 2021, an increase of $137,208 or 12.81% compared with $1,071,356 for the year ended December 31, 2020. The increase was primarily attributable to decreased cost of goods sold.

Provision for income taxes

Our provision for income taxes was $156,543 for the year ended December 31, 2021, an increase of $36,693 or 30.62% from $119,850 for the year ended December 31, 2020. The increase was due to increase gross profit and net income.

Foreign currency translation

The reporting currency of the Company is U.S. dollars. The Company uses MOP as its functional currency. The results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rates at the balance sheet dates, and equity is translated at the historical exchange rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding accounts on the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of stockholders’ equity.

Luz’s functional currency is MOP. Assets and liabilities were translated at 8.03 MOP and 7.98 MOP to $1.00 at December 31, 2021 and 2020, respectively. The equity accounts were stated at their historical rates. The average translation rates applied to income statements for the years ended December 31, 2021 and 2020 were 8.01 MOP and 7.99 MOP to $1.00, respectively. Cash flows are also translated at average translation rates for the period; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

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Epsium HK’s functional currency is HKD. Assets and liabilities were translated at 7.80 HKD and 7.75 HKD to $1.00 at December 31, 2021 and 2020, respectively. The equity accounts were stated at their historical rates. The average translation rates applied to income statements for the years ended December 31, 2021 and 2020 was 7.77 HKD and 7.76 HKD to $1.00, respectively. Cash flows are also translated at average translation rates for the period; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Translation adjustments for the year ended December 31, 2021 and 2020 were $(373,289) and $365,599, respectively. The cumulative translation adjustment and effect of exchange rate changes on cash for the years ended December 31, 2021 and 2020 were $(1,632) and $542, respectively. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Liquidity and Capital Resources

At December 31, 2021, cash and cash equivalents were $272,012, compared to $364,526 at December 31, 2020, a decrease of $92,514. Our working capital increased by $968,694 to $2,847,824 at December 31, 2021 from $1,879,130 at December 31, 2020.

Accounts receivable, net of allowance, were $316,427 and $214,474 as of December 31, 2021 and 2020, respectively. Accounts receivable are recorded at the invoiced amount and do not bear interest. Our management reviews the adequacy of our allowance for doubtful accounts on an ongoing basis, using historical collection trends and the aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary.

As of December 31, 2021, inventories were $4,800,166 compared to $2,380,381 at December 31, 2020, an increase of $2,419,785, or 101.66%. As of December 31, 2021 and 2020, the Company has not made provision for inventory in regards to slow moving or obsolete items.

For the Years Ended December 31, 2021 and 2020

The following table sets forth summary of our cash flows from operations for the years indicated:

	2021	2020
Net cash provided by (used in) operating activities	$988,825	$(112,942)
Net cash used in investing activities	(916)	(20,565)
Net cash (used in) provided by financing activities	(1,078,791)	417,046
Effect of exchange rate changes on cash	(1,632)	542
Net increase (decrease) increase in cash	(92,514)	284,081
Cash, beginning of year	364,526	80,445
Cash, end of year	$272,012	$364,526

Operating Activities

Net cash provided by operating activities was $988,825 for the year ended December 31, 2021, an increase of $1,101,767 compared to cash used in operating activities of $112,942 for the year ended December 31, 2020. The increase in net cash provided by operating activities was mainly due to an increase in net income, prepayments, other receivables and taxes and surcharges payable, offset by a decrease in inventories, advance from customers and account payable year ended December 31, 2021 compared to 2020.

Investing Activities

Net cash used in investing activities $916 and $20,565 the years ended December 31, 2021 and 2020, respectively for purchases of equipment in connection with our business activities.

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Financing Activities

Net cash used in financing activities was $1,078,791 for the year ended December 31, 2021, compared to $417,046 net cash provided by financing activities for the year ended December 31, 2020. The increase in net cash used in financing activities in 2021 was primarily attributable to a decrease in amount due to related parties

Foreign Currency Translations

The reporting currency of the Company is U.S. dollars. The Company uses MOP as its functional currency. The results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rates at the balance sheet dates, and equity is translated at the historical exchange rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding accounts on the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of stockholders’ equity.

Luz’s functional currency is MOP. Assets and liabilities were translated at 8.03 MOP and 7.98 MOP to $1.00 at December 31, 2021 and 2020, respectively. The equity accounts were stated at their historical rates. The average translation rates applied to income statements for the years ended December 31, 2021 and 2020 were 8.01 MOP and 7.99 MOP to $1.00, respectively. Cash flows are also translated at average translation rates for the period; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Epsium HK’s functional currency is HKD. Assets and liabilities were translated at 7.80 HKD and 7.75 HKD to $1.00 at December 31, 2021 and 2020, respectively. The equity accounts were stated at their historical rates. The average translation rates applied to income statements for the years ended December 31, 2021 and 2020 was 7.77 HKD and 7.76 HKD, respectively. Cash flows are also translated at average translation rates for the period; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Translation adjustments for the years ended December 31, 2021 and 2020 were $(373.289) and $365,599, respectively. The cumulative translation adjustment and effect of exchange rate changes on cash for the years ended December 31, 2021 and 2020 were $(1,632) and $542, respectively. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Off-balance Sheet Commitments and Arrangements

Lease commitment

The Company has entered into a lease agreement for its office with a lease period ranging from August 2017 to August 2022. Total commitment for the full term of the lease will be $155,059. The contract does not stipulate lease option extension. The Company uses the bank loan interest rate as the discount rate.

Year Ended December 31, 2021
Lease Cost
Operating lease cost (included in general and administration in the Company’s consolidated statement of operations)	$39,279

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the year ended December 31, 2021	$44,473
Remaining lease term – operating leases (in years)	0.58
Average discount rate – operating leases	5.38%

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The Company has entered into a lease agreement for its warehouse with a lease period ranging from May 2020 to April 2027. Total commitment for the full term of the lease will be $331,650. The contract does not stipulate lease option extension. The Company uses the bank loan interest rate as the discount rate.

Year Ended December 31, 2021
Lease Cost
Operating lease cost (included in general and administration in the Company’s consolidated statement of operations)	$47,259

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the year ended December 31, 2021
$52,552
Remaining lease term – operating leases (in years)	5.33
Average discount rate – operating leases	5.25%

After the adoption of ASC842, the operating lease right-of-use asset and the operating lease liabilities as of December 31, 2021 and 2020 are as below:

	As of December 31,
	2021	2020
Right-of-use assets	$273,957	$362,330
Total operating lease assets	$273,957	$362,330

Short-term operating lease liabilities	$69,262	$79,458
Long-term operating lease liabilities	226,337	297,325
Total operating lease liabilities	$295,599	$376,783

Maturities of the Company’s lease liabilities are as follows:

Operating Leases
Years ending December 31,
2022	$83,222
2023	57,326
2024	57,326
2025	59,449
2026 and after	79,624
Total lease payments	336,947
Less: Imputed interest/present value discount	41,348
Present value of lease liabilities	$295,599

Contingencies

The Company is currently not a party to any material legal proceedings, investigation or claims. However, the Company, from time to time, may be involved in legal matters arising in the ordinary course of its business. While management believes that such matters are currently not material, there can be no assurance that matters arising in the ordinary course of business for which the Company is or could become involved in litigation, will not have a material adverse effect on its business, financial condition or results of operations.

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Summary of Significant Accounting Policies

Basis of Presentation and Organization

The financial statements of the Company for the years ended December 31, 2021 and December 31, 2020 have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Cash and Cash Equivalents

The Company considers cash and all highly liquid debt instruments with a maturity date of three months or less (at date of purchase) to be cash and cash equivalents.

Accounts Receivable

Accounts receivable represents amounts due from marketing, sale and distribution of the wine products and are recorded net of allowance for doubtful accounts.

The Company markets, sells and distributes wine products, such receivables are recorded as account receivable.

Other than the accounts receivable arising from the marketing, sale and distribution of wine products, the Company considers many factors in assessing the collectability of its account receivable, such as the age of the amounts due, the payment history, creditworthiness and financial conditions of the customers and industry trend, to determine the allowance percentage for the overdue balances by age. The Company adjusts the allowance percentage periodically when there are significant differences between estimated bad debt and actual bad debts. If there is strong evidence indicating that the accounts receivable are likely to be unrecoverable, the Company also makes specific allowance in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted.

The accounts receivable with the collection period over one year are classified into other non-current assets in the balance sheets. Allowance for bad debts as of December 31, 2021 and 2020 were $0 and $0, respectively.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant accounting estimates are used for, but not limited to, realization of deferred tax assets, recoverability of the carrying value of long-lived assets, allowance for doubtful accounts, slow-moving and obsolete inventory reserve, depreciable lives of property and equipment and the discount rate for leases, Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the financial statements in the period they are determined.

Revenue Recognition

On January 1, 2018, the Company adopted Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, or ASC 606, using the modified retrospective method.

The Company earns revenues through the marketing, sale and distribution of wine products. Effective January 1, 2018, the Company adopted ASC 606 and recognizes revenue at the point in time when control of the products is transferred to the customer at the estimated net consideration for which collection is probable, taking into account the customer's rights to rights to return unsold product. Transfer of control occurs either when products are shipped to or received by the distributor or direct customer, based on the terms of the specific agreement with the customer, if the Company has a present right to payment and transfer of legal title and the risks and rewards of ownership to the customer has occurred. For most of the Company's product sales, transfer of control occurs upon shipment to the distributor or direct customer. In assessing whether collection of consideration from a customer is probable, the Company considers the customer's ability and intention to pay that amount of consideration when it is due. Payment of invoices is due as specified in the underlying customer agreement, typically 30 days from the invoice date, which occurs on the date of transfer of control of the products to the customer. Since payment terms are less than a year, the Company has elected the practical expedient and does not assess whether a customer contract has a significant financing component.

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A five-step approach is applied in the recognition of revenue under ASC 606: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when the Company satisfies a performance obligation.

In accordance with ASC 606, the Company evaluates whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. When the Company is a principal, that the Company obtains control of the specified goods or services before they are transferred to the customers, the revenues should be recognized in the gross amount of consideration to which it expects to be entitled in exchange for the specified goods or services transferred. When the Company is an agent and its obligation is to facilitate third parties in fulfilling their performance obligation for specified goods or services, the revenues should be recognized in the net amount for the amount of commission which the Company earns in exchange for arranging for the specified goods or services to be provided by other parties. Revenues are recorded net of value-added taxes.

The Company recognizes the products revenues from retail business on a gross basis as the Company is acting as a principal in these transactions is responsible for fulfilling the promise to provide the specified goods.

Leases

Before January 1, 2019, the Company adopted ASC Topic 840 (“ASC 840”), Leases, and each lease is classified at the inception date as either a capital lease or an operating lease.

The Company adopted the new lease accounting standard, ASC Topic 842, Leases (“ASC 842”), from January 1, 2019 using the modified retrospective transition approach through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedients. The Company categorizes leases with contractual terms longer than twelve months as either operating or finance lease. However, the Company has no finance leases for any of the periods presented.

Right-of-use (“ROU”) assets represent the Company’s rights to use underlying assets for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the lease at the commencement date. As the implicit rate in lease is not readily determinable for the Company’s operating leases, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company accounts for lease and non-lease components separately.

Comprehensive income/(loss)

Comprehensive income/(loss) is defined as changes in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments from stockholders and distributions to stockholders . Comprehensive income/(loss) for the periods presented includes net income/(loss), change in unrealized gains/(losses) and foreign currency statement translation gains/(loss).

Fair Value Measurements

The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. For certain financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable and short-term debt, the carrying amounts approximate fair value due to their relatively short maturities. The carrying amounts of the long-term debt approximate their fair values based on current interest rates for instruments with similar characteristics.

The three levels of valuation hierarchy are defined as follows:

Level 1: Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;

Level 2: rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;

Level 3: Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

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The Company has determined the appropriate level of the hierarchy and applied it to its financial assets and liabilities. At December 31, 2021 and 2020, there were no assets or liabilities carried or measured at fair value. Accounts receivable and accounts payable are measured at amortized cost. Some of the Company’s financial instruments are not measured at fair value on a recurring basis but are recorded at amounts that approximate fair value due to their liquid or short-term nature. Such financial assets and financial liabilities include cash and cash equivalents, net receivables, prepaid expense, accounts payable, and other current liabilities.

Advertising Expense

Advertising costs are expensed as incurred. For the years ended December 31, 2021 and 2020, the Company incurred advertising costs of approximately $2,636 and $826, respectively.

Inventories

The Company values its inventories at the lower of cost or net realizable value. Net realizable value is based on estimated selling prices less further costs expected to be incurred for completion and disposal. Inventories are the finished goods or commodities that the Company holds to sell. Inventories include finished goods (commodities) and costs to fulfil contracts etc.

The Company used weighting average method for the inventories. Inventory reserves are provided to cover risks arising from slow-moving items. The estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based on assumptions about future demand and market conditions.

At each balance sheet date, inventories are measured at the lower of cost and net realizable value. When the cost of inventory exceeds its net realizable value, provision for diminution in value of inventories is recognized. The Company usually recognizes provision for diminution in value of inventories on the basis of a single inventory item. For the inventory items of large quantity and low price, the Company recognizes provision for diminution in value of inventories based on inventory categories.

The Company adopts the perpetual inventory system. Low-cost consumables and packaging materials are amortized by the once-off amortization method.

Convenience Translation

The company’s functional currency is MOP. Translations of the balance sheets, the statements of operations and comprehensive income/(loss) and the statements of cash flows from MOP into US$ as of and for the years ended December 31, 2021 and 2020 are solely for the convenience of the readers and were calculated at the rate of USD $1.00 to MOP $8.03 and $7.98, respectively. No representation is made that the translated amounts could have been, or could be, converted, realized or settled into US$ at that rate on December 31, 2021 and 2020, or at any other rate.

Income Taxes The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption under ASC 740 effected the tax liabilities from uncertain income tax position on the Company’s financial statements.

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Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment. Fixed assets are stated at cost less accumulated depreciation and impairment. Fixed assets are depreciated at rates sufficient to write off their costs less impairment and residual value, if any, over the estimated useful lives on a straight-line basis. The estimated useful lives are as follows:

Category	Estimated useful lives
Motor Vehicle	5 years
Renovation	5 years
Equipment	5 years
Furniture & Fixture	5 years

Repairs and maintenance costs are charged to expenses as incurred, whereas the costs of renewals and betterment that extend the useful lives of fixed assets are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the statements of operations and comprehensive income/(loss)

Impairment of Long-lived assets

Long-lived assets, which include equipment and amortizable intangible assets, are evaluated for impairment whenever events or changes in circumstances indicate that an asset may not be recoverable. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest charges) is less than the carrying value of the assets, the assets are written down to the estimated fair value, and such loss is recognized in income from continuing operations in the period in which the determination is made. Management has determined that no impairment of long-lived assets exists as of December 31, 2021 and 2020.

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-2, Leases (Topic 842) which will require lessees to recognize on the consolidated balance sheet the assets and liabilities for the rights and obligations created by those leases with term of more than twelve months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. The new ASU will require both types of leases to be recognized on the consolidated balance sheet. The ASU also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the consolidated financial statements. The ASU became effective for fiscal years beginning after December 15, 2018 and for interim periods within those fiscal years.

The Company adopted the new lease accounting standard, ASC Topic 842, Leases (“ASC 942”), from January 1, 2019 using the modified retrospective transition approach through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedients. The Company categorizes leases with contractual terms longer than twelve months as either operating or finance lease. However, the Company has no finance leases for any of the periods presented.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2016-08, “Revenue from Contracts with Customers - Principal versus Agent Considerations”, in April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606) - Identifying Performance Obligations and Licensing” and in May 9, 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606)”, or ASU 2016-12. This update provides clarifying guidance regarding the application of ASU No. 2014-09 - Revenue from Contracts with Customers which is not yet effective. These new standards provide for a single, principles-based model for revenue recognition that replaces the existing revenue recognition guidance. In July 2015, the FASB deferred the effective date of ASU 2014-09 until annual and interim periods beginning on or after December 15, 2017. It has replaced most existing revenue recognition guidance under U.S. GAAP. The ASU may be applied retrospectively to historical periods presented or as a cumulative-effect adjustment as of the date of adoption.

The Company adopted Topic 606 using a modified retrospective approach and was applied prospectively in the Company’s financial statements from January 1, 2018 forward. The Company recognizes revenue at the point in time when control of the products is transferred to the customer at the estimated net consideration for which collection is probable, taking into account the customer's rights to rights to return unsold product.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

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BUSINESS

Overview

EPSIUM ENTERPRISE LIMITED (“Epsium BVI”) was incorporated in the British Virgin Island in March 2020, and primarily conducts business through its 99% owned subsidiary, Companhia de Comércio Luz Limitada (“Luz”), acquired in May 2021. Luz was incorporated under the laws of Macau in February 2010, with a registered capital of MOP $25,000. Our goal is to provide beverage products to customers.

Luz is an import trading and distributor of wines & spirits in Macau. The company provides imported wines & spirits of world-class quality and excellent services to its clients. Luz is committed to meeting customer needs and putting customer care as its first priority. It has successively introduced world-renowned brands of wine, Scotch whisky, French cognac, and Chinese white wines. In 2020, it officially became the general agent of the famous Chinese white wine "Xijiu" series products in Macau, and achieved the goal of increasing brand sales in 2020.

Taking advantage of the fact that Macau’s economy and tax income mainly come from the gaming industry, most revenue of the gaming industry comes from the VIP room of casinos, and gamblers who visit the VIP room are consumers of luxury goods, such as alcohol, cigarettes, the Company provided products (e.g. Remy Martin and Macallan, etc.) that gaming companies and hotels need to enhance their image, and are the must-haves in VIP rooms.

Regarding the Macau alcoholic beverage market where Luz is located, the consumption is concentrated on mainland Chinese tourists; according to the statistics released by the DSEC (Macau SAR Statistics and Census Service), in 2020, the total number of tourists coming from the mainland to Macau is 4,754,239, accounting for 80.6% of the total annual number of tourists coming to Macau. Due to the convenient geographical location of Macau (close to the coast of Guangdong), Chinese tourists traveling to and from Macau have become the natural customers and strong consumers for our products.

Luz firmly believes in putting customer care as its first priority, providing its customer quality products, and continuously meeting the market needs with new products and service. With a management team that has more than 15 years of wines & spirits distribution and marketing experience, a keen market sense, timely marketing strategy, Luz opened the Macau sales market for Rémy Martin, MACALLAN and a variety of wines. In the past 3 years, the company has held an important leadership position in local industry with its product offering, customer service and innovative thinking.

Not only does Luz believe in attracting tourists and customers from mainland, but it also derives significant revenue locally. For example, major supermarket chains have 10 to 20 stores that sell a variety of wines and spirits on the market. They form a basic alcohol consumption channel with restaurants, restaurants, bars, clubs, and retail stores. According to Macau statistics, in the past few years, the annual growth rate of tourism to Macau's GDP has doubled, and the food and beverage industry accounts for approximately 20% of tourist spending budgets.

Personalized service is the core value of Luz. The Company provides a rich product line and extensive sales channels through Luz. As a result, business volume and profit increased on average every year. The distribution channels of Luz cover most of Macau, including supermarkets chain, retail stores, clubs, restaurants, food courts, bars, hotels and gaming companies. Luz’s products are in high demand since they are considered as customers’ necessities for the market in Macau.

Our Products

Our products available for sale come from France, Chile, Australia, China, USA and Scotland, etc. The brands include Remy Martin Cognac, Cointreau, Piper Heidsieck Champagne, French Fine Wines (Petrus, Lafite, Latour, Mouton, Margaux, Lynch Bages), Xijiu, Wuliangye, Moutai, and Red & White Wines, etc. All products are sold to the customers through formal and legal channels on the premise of original imported basis. The distribution channels of Luz cover most of the areas in Macau and Taipa, including the chain supermarkets, stores, clubs, restaurants, food courts, bars, hotels and major gaming companies.

Our Services

All products are sold to the customers through formal and legal channels in their original imported form. The distribution channels of Luz cover most of the areas in Macau and Taipei. Our customers include popular supermarkets and local wholesalers, such as Tai Fung International (Group) Company Ltd., Sunsco Supermarket, Vang Kei Supermarket Company Ltd., and hotels, casinos and gaming companies, such as the Grand Hyatt Macau, the Countdown Hotel, Morpheus, the Venetian Macau Resort Hotel and MGM Macau.

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The products are sold directly to these entities with agreed prices. After the sale department received the purchase order, the goods would be delivered to clients’ warehouses or stores or collected from company’s warehouse.

The core value of Luz lies in the concept of customer first. Luz often suggests appropriate promotion plans to hotels, casinos or supermarkets, such as points redemption activities, helping them to attract more customers and achieve a win-win effect.

Luz’s sales method is using its products to lead the market. In addition to selling well-known spirits to customers, it also introduces new product, such as Xijiu liquor (from Kweichow Moutai), to open up more market space and increase turnover. In 2020, Luz introduced Xijiu as the new brand of Chinese liquor in entertainment venues, and successfully displayed the Xijiu series products in the casino showcase. Xijiu becomes one of the Chinese liquor brand to be provided in all premium casinos.

Corporate Information

Our principal executive office is located at Alameda Dr. Carlos D’assumpcao, Edf China Civil Plaza 235-243, 14 Andar P, Macau, SAR China, and our phone number is +853-2857 5252. We maintain a corporate domain name at luzmacau.com. The information contained in, or accessible from, our domain name or any other website does not constitute a part of this prospectus.

There is currently no public trading market for our ordinary shares. A public market may never develop, or, if any market does develop, it may not be sustained. We intend to apply for quotation our ordinary shares on the OTCQB after the effectiveness of this registration statement, but we cannot assure you that we will be successful or that a liquid public market for our ordinary shares will develop.

Our History and Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus:

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Epsium BVI was incorporated under the laws of British Virgin Islands on March 24, 2020, formerly known as Shengtao Investment Development Limited. On April 23, 2021, the Company changed its name to Epsium Enterprise Limited. Under our Memorandum and Article of Association adopted on August 26, 2021, we increased our authorized shares from 50,000 shares to 1,000,000,000 shares, including 800,000,000 ordinary shares and 200,000,000 preferred shares, par value $0.00002 per share. In August 2020, we issued a total of 54,000,000 ordinary shares to our founder Son I Tam, who is the sole director. From September 7 to September 15, 2021, we sold through a Regulation S offering a total of 6,002,670 ordinary shares to 75 shareholders, at a price of $0.02 per share for an aggregate purchase price of $120,053.40.

Epsium HK was incorporated on December 3, 2020 under the laws of Hong Kong, SAR China, with 80% of the equity interest held by Epsium BVI, 19% by individual Son I Tam, and 1% by individual Chi Long Lou. Epsium HK is currently not engaging in any active business and merely acting as a holding company.

Luz was incorporated on February 24, 2010 in Macau, under the laws of Macau, SAR China, with 80% of the equity interest held by Epsium HK, and 20% by individual Son I Tam. The registered principal activities of Luz include wine and liquor import and export.

Competitive Strengths

Macau, our primary market, is the world's richest city by GDP

Macau is the world's second-highest GDP city. The government focused on the construction of its urban planning and support, such as the reconstruction of customs facilities, the construction of a fourth cross-sea bridge connecting Macau to Taipa region, which has already commenced, improve airport passenger traffic. China focuses on building the Hengqin Industry Service Base near Macau as the world's financial center. These infrastructure objectives are to alleviate the traffic situation in Macau, thereby enhancing the passenger/tourist capacity. The number of tourists is a major factor to benefit Macau's economy.

One-third of the major casino & hotel projects are still under construction, including Wynn Palace-Crystal Pavilion, Sands-Londoners, Galaxy Phase III and IV projects. All these are funded by internationally renowned groups and sufficient to demonstrate Macau's development potential.

Since most of products are distributed locally and serve the tourists, we are optimistic that Macau’s geographical advantage to mainland tourists and future plans to build entertainment venues will provide room for a high demand for our products and services.

Our management has more than 15 years of experience in wines & spirits sales

The founder of the Company has seasoned knowledge in the sales and marketing of wine and spirits and has held senior business management position in a sales company representing the Remy Martin brand in Macau and introduced Macallan Whisky into the Macau market successfully. He also has more than 15 years of experience in wines & spirits sales, gaining the insight that enables him to foresee the market needs and can direct the execution of a suitable marketing scheme.

We are recognized by distributors and clients at all levels

Luz keeps on suggesting appropriate promotion plans and consignment programs to casinos, hotels or supermarkets, such as points redemption activities. From the view of Luz clients, these plans or activities have played an important role in retaining their customers and increasing the customer flow. This reinforces its customer-oriented marketing, strengthens the relationships with the clients and improve its recognition in the public. As a result, many new hotels or companies often take the initiative to contact Luz for trade cooperation. For example, in 2020, Luz became the official agent of the famous Chinese liquor “Xijiu” series in Macau.

Introduce new products and open up more market space

Due to Macau's small population, good networking lays the foundation of Luz’ unique sales model. Luz sales team master this point. We, together with the CEO, marketing director and even warehouse clerk, have professional and diligent service attitude to establish cooperative relations with the customers. The rapport we build with each other results in a smooth communication and efficient business operation.

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The Company’s products have become necessities of customers, achieving "product leadership in the market"

The products Luz distribute, such as Remy Martin and Macallan, among others, are popular choices in VIP rooms. Gaming companies and hotels need these alcoholic products to enhance their brand image. The main customers of Luz include major gaming companies in Macau that occupy very high market share.

The company has a good reputation in the international industry and significant advantages in terms of ordering conditions

Having many years of operation and management experience in import and trading sector, Luz has developed global logistics and customs clearance experiences. In the field of international trade, we have had business transactions with suppliers all over the world and often purchases target products in large quantities. We have established long-term cooperative relations with them and gained recognition and fame in the industry with various suppliers, who are willing to provide the products as requested.

High-end customer base will increase as more large casinos are expected to open in the next three years

One-third of the major casino & hotel projects in Macau are still under construction, including but are not limited to Wynn Palace-Crystal Pavilion, Sands-Londoners, Galaxy Phase III and IV projects. All of these projects are funded by internationally renowned groups and sufficient to demonstrate Macau's development potential. Many high rollers and VIPs around the world frequently visit the casinos, and they are also the high-end consumers of the wine industry.

We have built a comprehensive business network in the industry.

Our advisors, partners, and industry experts have played critical roles in driving our business advances. Their knowledge and expertise are the valuable resources that help build our brand image.

Growth Strategy

Products leading the market

Luz’ sales method is using its products to lead the market. In addition to selling well-known spirits to customers, it also introduces new product, such as the Xijiu liquor (from Kweichow Moutai), to open up more market space and increase turnover. In 2020, Luz introduced Xijiu as the new brand of Chinese liquor in entertainment venues, and successfully displayed the Xijiu series products in the casino showcase. Xijiu becomes one of the Chinese liquor brand to be provided in all premium casinos.

Luz also makes sure that its diversified product line reaches customers via all channels of the services industry such as chain supermarkets, stores, clubs, restaurants, food courts and gaming companies. By covering most areas in Macau, its products have become customers’ necessities in the entertaining business.

Strengthen existing strategic partnerships and establish more alliances

Our principal strategy is that our business solicitation and expansion is partly supported by regional marketing teams and local importing/exporting partners. Their collective contributions allow us to expedite our business development and concentrate more on central functions and business management. In the future, we plan to continue to build our industry network and collect more resources to offer diversified event and services, and to expand our service to more industry players and customers alike.

Recent Development

Company strived to turn COVID-19 into an opportunity to grow. The management made a careful assessment of the impact and uncertainty brought about by the pandemic and adjusted the annual operating strategy in due course. Specifically, we adopted a more controllable form, which is to combine front-end sales orders with local distribution. The business is transferred to local sales accordingly. As the demand for high-end luxury products decreased during the pandemic, Luz concentrated on the sale of low- & medium-priced products, which generated sizeable income. Although the gross profit is not as high as before the pandemic, the sales volume of products has increased.

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Industry

Macau's economy is highly supported by the gaming industry, a total of 6 gaming companies are operating: SJM, Venetian, Wynn, Galaxy Entertainment, Melco, MGM. The updated figures from the DSEC (Macau SAR Statistics and Census Service) revealed that the receipts through the gaming taxes throughout 2020 took up around 62.8% of overall current revenue in Macau. Luz has 5 gaming companies to be its main customers, possessing more than 90% market share.

According to a report issued by the National Bureau of Statistics of China, in 2020, the national per capita consumption expenditure of residents was 21,210 RMB, of which the national per capita consumption expenditure of food, tobacco and alcohol was 6,397 RMB, an increase of 5.1%, accounting for 30.2% of the per capita consumption expenditure.

IWSR (International Institute of Wine and Spirits) public information shows that China is the world's second largest alcohol consumption market. According to CBNData, Guangdong is the province with the highest proportion of alcohol consumption in 2018 and 2019, and Guangdong Province sits on two first-tier cities, Shenzhen and Guangzhou.

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Regarding the Macau alcoholic beverage market where Luz is located, the consumption is concentrated on mainland Chinese tourists; according to the statistics released by the DSEC (Macau SAR Statistics and Census Service), in 2020, the total number of tourists coming from the mainland to Macau is 4,754,239, accounting for 80% of the total annual number of tourists coming to Macau. Due to the convenient geographical location of Macau (close to the coast of Guangdong), Chinese tourists traveling to and from Macau have become the natural customers and strong consumers for our products.

Macau’s economy and tax income mainly come from the gaming industry, and most revenue of the gaming industry comes from the VIP room. The growth of gaming business facilitates the wine demand in Macau. Especially, the high expensive brand wines & spirits are consumed progressively as the new restaurants and hotels are operated in the gaming companies’ resorts. This is also the result of many high rollers and VIPs around the world constantly visiting the casinos. They are the high-end consumers of the wine industry. The gamblers who visit the VIP room are consumers of luxury goods, such as alcohol, cigarettes, etc. The products provided by Luz (e.g. Remy Martin and Macallan, etc.) are the must-haves in VIP rooms. Gaming companies and hotels need these wines products to enhance their image.

In addition, major supermarket chains have 10 to 20 stores that sell a variety of wines and spirits on the market. They form a basic alcohol consumption channel with restaurants, restaurants, bars, clubs, and retail stores. According to Macau statistics, in the past few years, the annual growth rate of tourism to Macau's GDP has doubled, and the food and beverage industry accounts for approximately 20% of tourist spending budgets.

Competition

At present, many other liquor supply companies have been set up and targeting the Chinese customers. As a result, we are facing and expect to continue facing extensive competition from competitors of a similar scale in the same or similar industries and sectors.

Additionally, there has been a rise of non-alcoholic liquors, which is bound to share the market share of low- alcoholic products.

Our main competitors as third-party wine & spirits distributors are Seapower Trading Co. Ltd. and Good time Limited. Our main competitors in non-alcoholic beverages are Telford International Company Limited and Swire Coca-Cola Ltd., which has a total of 15 brands including Coca-Cola, Sprite, Fanta, Schweppes, Bonaqua, Minute Maid, Aquarius, and Chun. Tea house, Fuze tea, Hi-C, HealthWorks, Glaceau Vitaminwater, Georgia, Zico and Appletiser; a total of more than 70 different flavors of drinks are provided to consumers. As to Seapower Trading Co. Ltd. and Good time Limited, they are agent for products such as Martell and Perrier Jouet, Hennessy and Veuve Chicquot, under which are not the brands Luz is conducting sales. Furthermore, the inclusion of different brands can alternatively provide more market space to Luz, which has a unique product line with Moutai and XiJiu (from Kweichow Moutai). As to the non-alcoholic beverage, the current market status indicates that non-alcoholic beverages still do not have the same amount of influence over the alcoholic beverages as the latter has long been deemed irreplaceable in the entertainment and gaming industry.

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Suppliers

We consider our major supplier to be those suppliers that accounted for more than 10% of our overall purchasing. We had one such supplier during the year ended December 31, 2021. Its respective percentage of our total purchases is as follows:

No.	Name of Supplier	Percentage of Total Purchases
1	Long Sheng	72.9%

We had two such suppliers during the fiscal year ended December 31, 2020. Their respective percentage of our total purchases is as follows:

No.	Name of Supplier	Percentage of Total Purchases
1	EPL	42.4%
2	D. Star	38.1%

Customers

We consider our major customers to be those customers that accounted for more than 10% of our sales revenue. We had four such customers for the year ended December 31, 2021. Their respective percentage of our total revenues are as follows:

No.	Name of Customer	Proportion of Total Sales
1	AG.Com.Kin Ieng	15.0%
2	Luen Iec Hong	11.7%
3	Melco Resorts & Entertainment Limited	11.2%
4	Ying Kee	10.0%

We had two such customers during the fiscal year ended December 31, 2020. Their respective percentages of our total revenues are as follows:

No.	Name of Customer	Proportion of Total Sales
1	Kin Leng	28.3%
2	Hang Kee	16.9%

Marketing and Sales

Fully implementing our concept of customer first, Luz takes the initiative to suggest appropriate promotion plans to hotels, casinos or supermarkets, such as points redemption activities, thereby helping our clients to attract more customers. As a result of our customized service, we have gained such fame in the market that many newly opened hotels or companies will take the initiative to contact Luz for trade cooperation.

Additionally, we strive to lead the market by introducing unconventional new products, such as Xijiu liquor (from Kweichow Moutai), thereby opening up more market space and increasing turnover.

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Employees

As of the date of this prospectus, we have 16 full time employees on our payroll, among which 3 are in general administration, 2 in accounting and finance, 7 in operation management, 3 in project management, and 1 in board of directors.

Division	Responsibilities	Number of Employees
General Administration	Business administration, human resources, filing and archiving, legal review, and daily procurement.	3
Accounting & Finance	Asset management, bookkeeping, budgeting, and clearing	2
Operation Management	Online promotion and offline execution.	7
Project Development	Project assessment, project management and supervision, project collaboration and implementation	3
Board of Directors	Anything encompassed under Administrative Authority in the Articles of Association of Luz	1
Total		16

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We believe that we maintain a good working relationship with our employees and we have not experienced any major labor disputes.

Insurance

The Company has purchased insurance as follows:

	Insured Type	Address	Coverage
1	Office	Alameda Dr. Carlos D’assumpcao, Edf China Civil Plaza 235-243, 14 P, Macau	Decoration, computer, office equipment and goods (wines & spirits)
2	Warehouse	Rua da Doca dos Holandeses 16-28 Ind. Oceano (Bloco 2) 12D, Macau	Goods (wines & spirits)
3	Employees	–	Work accident or occupational disease accident insurance

Seasonality

Not applicable.

Inflation

Inflation has not had much influence on our business because our supply orders and sales orders are both based in MOP, and we do not anticipate that inflation will materially affect our business in the foreseeable future.

Legal Proceedings

To the best of our knowledge, our director or officer has not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our director and officer has not been involved in any transactions with us or any of our affiliates which are required to be disclosed pursuant to the rules and regulations of the SEC.

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Description of Property

Our Properties and Facilities

Lease commitment

As of December 31, 2021, our lease commitments consisted of the following:

On July 20, 2017, the individual shareholder of Luz, Son I Tam, had entered into an office leasing agreement with Ngai Meng Wong, located at Alameda Dr. Carlos D’assumpcao, Edf China Civil Plaza 235-243, 14 P, Macau. The lease has a term from August 7, 2017 to August 6, 2022. The property is 96.52 square meter. The rent is currently HK$27,750 per month, from August 7, 2019 to August 6, 2021, and will be HK$30,525 per month from August 7, 2021 to August 6, 2022. On April 28, 2020. Luz had entered into a warehouse leasing agreement with individual Weng Keong Chu, located at Rua da Doca dos Holandeses 16-28 Ind. Oceano (Bloco 2) 12D, Macau. The lease has a term from May 1, 2020 to April 30, 2027. The property is 3,000 square feet and the rent is currently HK$36,000 per month from May 1, 2022 to April 30, 2025 , and will be HK$38,000 per month from May 1, 2025 to April 30, 2027.

Intellectual Property

As of the date of this prospectus, the Company has a domain name registered at luzmacau.com. The Company does not have any registered copyrights, trademark or domain names.

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REGULATION

This section sets forth a summary of the most significant rules and regulations that affect our business activities in Macau or our shareholders’ rights to receive dividends and other distributions from us.

Macau Gaming Commission

The Macau Gaming Commission was created by the Chief Executive’s Dispatch No. 120/2000 on 4 July 2000, which was further amended by Dispatch No. 38/2010. The Gaming Commission is a specialized commission that directly reports to and presided over by the Chief Executive of the Macau government. It is responsible for formulating policies and facilitating the development of Macau’s gaming operations and relevant regulatory framework.

Macau Gaming Law

The Macau Gaming Law established the legal framework and principal rules for the operation of casino games in Macau. The main objectives of the Macau Gaming Law are (i) concessionaires and sub-concessionaires carry on adequate operation of casino games or other forms of gaming, (ii) parties involved in the operation, management and supervision of casino games or other forms of gaming function adequately and undertake respective responsibilities, (iii) operation of casino games or other forms of gaming is performed in a just and honest manner without criminal influences and (iv) Macau’s public interests relating to special gaming tax and other contributions are well protected by maintaining effective controls and procedures. It further sets forth principal rules for the concession regime and provides for obligations of the concessionaires including submitting their accounts and records and special gaming tax to the Macau government.

The Macau Gaming Law further sets forth principal rules for the concession regime and obligations of the concessionaires and sub-concessionaires. The concession regime restricts the operation of casino games to private companies incorporated in Macau that have concessions granted by the Macau government pursuant to the concession contracts and applicable gaming laws and regulations. Pursuant to the Macau Gaming Law, the Macau government granted concessions to SJM, Wynn Macau and Galaxy under an international public tender. It is provided under the concession contracts that the concessionaires are prohibited from entering into sub-concessions without the authorization of the Macau government. The Macau government has authorized three sub-concessions, one by Galaxy to Venetian Macau, one by SJM to MGM Grand Paradise and one by Wynn Macau to Melco Crown Gaming. The Macau government has stated in public announcements that only three sub-concessions will be permitted.

Compulsory Licensing and Registration Requirements For VIP Gaming Promoters

As required by the DICJ pursuant to the Gaming Promoters Regulation, gaming promoters in Macau are required to obtain and maintain gaming promotion licenses. A letter of intent from a concessionaire or sub-concessionaire who intends to work with the gaming promoter is typically required in order to obtain a gaming promoter license. After obtaining their gaming promoter license, gaming promoters would enter into a contract with the concessionaire or sub- concessionaire. Gaming promoters are required to be registered with at least one concessionaire or sub-concessionaire, unless otherwise restricted by the contract.

In order to obtain a license for gaming promotion, the applicant must submit its application for suitability assessment by the DICJ, which includes assessment of the suitability of the gaming promoters’ key employees. When the gaming promoter is a commercial partnership or a company, the suitability of the gaming promoter’s directors and shareholders holding 5% or more of the share capital is also assessed. Suitability must be maintained for as long as the gaming promoter remains active. A gaming promoter license is valid until December 31 in the year it is granted and can be renewed each year upon submission of an application to the DICJ. The renewal application includes a signed declaration by the legal representative of the relevant concessionaire that it is the intention of the concessionaire to work with such gaming promoter in the following year. Gaming promoters that are sole proprietors are subject to compulsory assessment of their suitability every three years, and gaming promoters that are commercial partnerships or companies are subject to compulsory assessment every six years. Extraordinary suitability assessments may also be conducted by the DICJ.

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Concessionaires and sub-concessionaires are jointly liable to the Macau government for the activities conducted by the gaming promoters, gaming promoters’ employees and collaborators within their respective casino premises. Gaming promoters are jointly liable for the activities of their employees and collaborators within the casino premises of concessionaires and sub-concessionaires and for their compliance with applicable laws and regulations. Failure by the gaming promoters or the concessionaires or sub-concessionaires to fulfil their major obligations under the Gaming Promoters Regulation may result in the following consequences:

•	the issue of a non-suitability report;

•	refusal to grant a new gaming promotion license or to renew an existing license;

•	upon notice by the concessionaire or sub-concessionaire to the DICJ, suspension of gaming promotion activities; and

•	administrative liability arising out of violation of the Gaming Promoters Regulation without prejudice of contractual liability of the gaming promoter towards the concessionaire.

Anti-Money Laundering Regulations

Macau has been a member of the Asia/Pacific Group on Money Laundering (“APG”) since 2000. As a member of APG, Macau undertook, between 1990 and 2004, to implement the 40 recommendations and nine special recommendations of the Financial Action Task Force on Money Laundering (“FATF”), an inter-governmental body created in 1989 to develop and promote policies to combat money laundering and terrorist financing. As at July 24,2007, the APG and Offshore Group of Banking Supervisors (“OGBS”), in their “Mutual Evaluation Report on Macau, China Against the FATF 40 Recommendations (2003) and 9 Special Recommendations,” determined that, despite non- compliance with Special Recommendation 9 relating to cross-border declaration and disclosure, Macau had demonstrated a strong commitment towards implementing laws and institutional bodies to enhance its compliance with international anti-money laundering standards. The Legislative Assembly of Macau approved a new anti-money laundering law on March 23, 2006 to combat money laundering by further strengthening the record-keeping and reporting requirements relating to suspicious activities.

The following are the pertinent laws and regulations relating to the anti-money laundering regulations in Macau that have recently been enacted:

Law No. 2/2006, Published in Macau Official Gazette No. 14 of 3 April 2006. This law requires casino operators, concessionaires, sub-concessionaires, gaming promoters and other entities such as financial institutions, insurance companies, exchange houses, money remittance companies and professionals to assist the Macau government in its efforts to combat money laundering activities. Corporate entities and associations are responsible and liable for money laundering when the crime is committed in their name and corporate interest by either (i) their corporate bodies or representatives or (ii) a person under their authority, when the crime became possible by virtue of an unlawful breach of the vigilance or control duties pending on such corporate entity.

Section 34 of the Macau Gaming Law. This section imposes a duty on the external auditors of the concessionaires, sub-concessionaires and managing companies of gaming operations to inform the DICJ and the Finance Department about any facts that may give rise to a suspicion of that entity, the stockholders of that relevant corporate body or their employees of being involved in money laundering.

Section 30 of the Gaming Promoters Regulation. This section provides that the concessionaires and sub- concessionaires must inform the relevant authorities about any fact indicating gaming promoters and their collaborators are involved in acts of money laundering.

Regulation 7/2006. This regulation sets out a number of preventive measures in respect of money laundering and terror financing, establishes identification and verification systems and prescribes sanctions for noncompliance with these provisions. It sets forth a list of authorities that are responsible for monitoring money laundering activities in different professional and business sectors. The DICJ is responsible for monitoring money laundering activities in the gaming industry and oversees the activities of the concessionaires and sub-concessionaires, their gaming service providers and gaming promoters. This regulation also requires the concessionaires and sub-concessionaires, their gaming service providers and gaming promoters to request their respective contracting parties, clients and gaming patrons (collectively, the “Contracting Parties”) to provide identification documents when they are presented with transactions which, due to their nature, complexity, amounts, volume or other unusual features, are suspicious. If any of the Contracting Parties is suspected as acting for or on behalf of another entity, that other entity shall also be identified. All identification documents shall be kept by the concessionaires and sub-concessionaires, their gaming service providers, and gaming promoters for five years and all such transactions shall be recorded in writing with particulars of the nature and purpose of the transaction, the amount involved and the method of payment used. The relevant transaction may not proceed if the requirements for identification documents and written records of the transaction are not satisfied.

59

A breach of the provisions of Regulation 7/2006 may attract fines. Where the benefit derived from the prohibited activity exceeds half of the relevant fine limit, such limit shall increase to double the amount of such benefit. The sanctions under Regulation 7/2006 are without prejudice to criminal liability (if any) with respect to the offenses under Law No. 2/2006.

Complementary tax

Income received in Macau is taxable under Macau’s Complementary Tax provisions, irrespective of the beneficiary being an individual or a corporation, its particular line of business, its nationality or domiciliation, without prejudice to the particular deductions and allowances each taxpayer enjoys.

Companies are required to declare their annual profit and such profit is subject to Complementary Tax. If dividend is declared, taxable profit is based on taxable profit (after dividends have been paid). Law No. 17/2012 (the 2013 Budget Law) extends the exempted portion of income to MOP200,000 and determines that the excess of taxable income be taxed at the relevant brackets (9% from MOP200,000 to MOP300,000 and 12% on the excess). These measures implemented through the 2013 Budget Law are extraordinary and there can be no assurances that the exemption limit will increase, decrease or stay at its present level.

These rates apply to the declared taxable profit (gross income less allowable deductions) from all income generating sources, except professional tax and property income, taxed separately under different regulations. Accordingly, dividends received by individuals or corporate shareholders constitute income for the purposes of complementary tax and, likewise, will be subject to the above complementary tax. The Company has not recorded income taxes applicable to undistributed earnings of Macau VIP rooms because it is the present intention of management to reinvest the undistributed earnings indefinitely in Macau.

Non-Macau residents and companies not incorporated in Macau that do not conduct business activities in Macau will usually not be registered with the Macau Financial Services Bureau as taxpayers and therefore will not submit their income tax returns in Macau. The accuracy of income statements may be challenged by the Macau taxation authorities, which will then compute the amounts due on the basis of prior results or estimations. In such event, appeals are available for unsatisfied parties.

Macau import export licensing

The import export activity in Macau of certain products as alcoholic liquor is subject to licensing (Law 7/2003; Chief Executive Order n.º 487/2016). The licenses are non-transmissible, they cap the quantities and limit the variety of the merchandise included in a particular license. Noncompliance with the entry and report requirements may render the importer on criminal liability up to one year and administrative fines for each irregular or non-compliant importation and loss of the merchandise that reverts to the MSAR.

Also, an importer that operates without a license is subject to a fine of MOP50,000 to MOP100,000 and non-compliance with the limits and conditions of the license is liable to a fine from MOP1, 000 to 50, 000 and the exceeding merchandise ceased by the Customs.

Misrepresentation of origin certification, reporting accuracy of documents are all liable to fines and loss of merchandise

Environmental Regulations

All organizations in Macau have to comply with the environmental principles of the environmental protection policy according to the Macau Ordinance, namely in respect of noise, pollution and construction nuisance. IKGH does not believe that it is in violation of any environmental laws.

Labor and Safety Regulations

Pursuant to Macau laws and regulations, Macau employers must register their employees under the mandatory Social Security Fund, make social security contributions for each of its employees and contract insurance to protect the rights and interests of their employees in the event of working accident and/or professional disease. IKGH believes that it is in compliance with all such regulations.

New Smoking Regulations in Macau

The Macau Legislative Assembly has approved a new Smoking Prevention and Tobacco Control law. Under this new law, smoking is not permitted on casino premises except for a separated area of up to 50% of the casino which is open to the public and complies with other requirements to be determined. Casinos had to comply with the smoking ban by January 1, 2013.

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MANAGEMENT

Our director, executive officer and key employees are listed below. Director holds office until the next annual meeting of the Board or until his successors have been duly elected and qualified. Officer is elected by the Board and his term of office is, except to the extent governed by employment contract, at the discretion of the Board.

Name	Age	Position(s)
Son I Tam	37	Sole Director, CEO and CFO

The following is a brief biography of our sole director and executive officer:

Mr. Tam Son I, is the founder and sole director and officer of Companhia De Comercio Luz Limitada since it is incorporation in 2010, which operates wines & liquor trading and sales business in the Macau Special Administrative Region of China. Mr. Tam graduated from Huaqiao University, with the degree of Bachelor of Biological Engineering in 2006 and Postgraduate of Business Management in 2013. He engaged in trading and sales-related works in Macau. With 15 years of wines & spirits distribution and marketing experience, Mr. Tam is committed to managing and operating the business of Companhia De Comercio Luz Limitada.

Election of Officers

Officer is elected by the Board and his term of office is, except to the extent governed by employment contract, at the discretion of the Board.

Board Committees

We currently have a sole director, Son I Tam, therefore we have not established any committees, including an audit committee, a compensation committee, a nominating committee or any committee performing a similar function. The functions of those committees are being undertaken by the sole director.

Involvement in Certain Legal Proceedings

To the best of our knowledge, our director or executive officer has not, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which such person was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, by any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its stockholders or persons associated with a stockholder.

Code of Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our director, officer and all employees.

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EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation for the fiscal years ended December 31, 2021 and 2020 and earned by or paid to the chief executive officer and the chief financial officer of the Company.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total ($)
Son I Tam	2021	7,495	0	0	0	0	0	0	7,495
CEO and CFO	2020	7,511	0	0	0	0	0	0	7,511

Compensation of Director

For the fiscal years ended December 31, 2021 and 2020, we paid MOP 60,000 (approximately $7,496) each year to Son I Tam in his capacity as our CEO and CFO. Mr. Tam did not receive compensation as a director.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of the ordinary shares offered in this offering for

•	each of our director and executive officer who beneficially own our ordinary shares; and

•	each person known to us to own beneficially more than 5.0% of our ordinary shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on 60,002,670 ordinary shares issued and outstanding as of the date of this prospectus.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of 5% or more of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares’ underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, all persons listed have sole voting and investment power for all ordinary shares shown as beneficially owned by them. As of the date of this prospectus, we have a total of 76 shareholders of record, and none of which is located in the United States.

	Ordinary Shares Beneficially Owned Prior to this Offering		Ordinary Shares Beneficially Owned After this Offering
	Number	Percent	Number	Percent
Director and Executive Officer:
Son I Tam	54,000,000	90.0%	54,000,000	90.0%

Other 5% Shareholder:
None.

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RELATED PARTY TRANSACTIONS

Son I Tam, a stockholder of the Company, has advanced funds to the Company for operating use. The amounts advanced were $2,087,379 and $4,274,213 at December 31, 2021 and 2020, respectively. These advances have no repayment terms, carry no interest and have no maturity date. In 2021, the Company accrued imputed interest for the due to related parties with 4.25% per annum. Imputed interest amounted $131,795 for the year ended December 31, 2021, and was  recorded as paid in capital.

Receivables due from related parties

The Company pays certain expenses on behalf of affiliated companies that were under common control of Son I Tam, a stockholder of the Company. The amounts due from these affiliated companies were $0 and $1,470,757 at December 31, 2021 and 2020, respectively. In 2021, the amount of receivables due from related parties write off the amount of due to Son I Tam. These advances have no repayment terms, carry no interest and have no maturity date. These affiliated companies are independently operated and do not rely on Epsium for operation.

LEGAL MATTERS

The validity of the ordinary shares offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Ogier, our counsel as to British Virgin Islands law. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters.

The current address of Ogier is Ritter House Wickhams Cay II Road Town Tortola, British Virgin Islands, VG1110, British Virgin Islands. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017.

EXPERTS

The financial statements as of December 31, 2021 and 2020 included in this prospectus have been so included in reliance on the report of TAAD, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of TAAD, LLP is located at 20955 Pathfinder Rd Suite #330, Diamond Bar, CA 91765.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the ordinary shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the ordinary shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the ordinary shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

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EPSIUM ENTERPRISE LTD.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders of Epsium Enterprise Limited and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Epsium Enterprise Limited and Subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive income, stockholder’s equity, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ TAAD, LLP

We have served as the Company's auditor since 2020

Diamond Bar, California

May 24, 2022

F-2

Epsium Enterprise Limited and Subsidiaries

Consolidated Balance Sheets

Assets	December 31, 2021	December 31, 2020

Current assets:
Cash and cash equivalents	$272,012	$364,526
Accounts receivable, net	316,427	214,474
Prepaid expense	302,285	2,678,389
Other receivables	16,976	53,240
Inventories, net	4,800,166	2,380,381
Amount due from related parties	–	1,470,757
Total current assets	5,707,865	7,161,767
Long-term assets:
Property and equipment, net	47,748	70,033
Leased right-of-use assets	273,957	362,330
Long-term deferred expenses	2,354	2,396
Total long-term assets	324,059	434,759
Total assets	$6,031,924	$7,596,526

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$144,180	$62,149
Short-term loans	131,860	233,779
Advances from customers	–	360,128
Employee benefits payable	1,203	1,222
Taxes payable	426,157	271,665
Other payables	–	23
Lease liability - current	69,262	79,458
Amount due to related parties	2,087,379	4,274,213
Total current liabilities	2,860,041	5,282,637
Long-term liabilities:
Lease liabilities non-current	226,337	297,325
Total long-term liabilities	226,337	297,325
Total liabilities	3,086,378	5,579,962
Stockholder's equity:
Ordinary shares (par value $0.00002 per share, 800,000,000 shares authorized; 60,002,670 and 1,000 shares issued and outstanding at December 31, 2021 and 2020, respectively	1,200	–
Preferred shares (par value $0.00002 per share, 200,000,000 shares authorized; no preferred shares issued and outstanding at December 31, 2021 and 2020	–	–
Paid-in capital	252,115	3,101
Reserve Capital	1,550	1,550
Accumulated Other Comprehensive Income (Loss)	(7,714)	365,575
Retained earnings	2,671,329	1,629,828
Total Epsium stockholder’s equity	2,918,480	2,000,054
Non-controlling interest	27,066	16,510
Total stockholder’s equity	2,945,546	2,016,564
Total liabilities and stockholder’s equity	$6,031,924	$7,596,526

The accompanying notes are an integral part of the consolidated financial statements

F-3

Epsium Enterprise Limited and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

	Year ended December 31, 2021	Year ended December 31, 2020

Revenue, net	$18,203,802	$19,756,780
Cost of goods sold	16,179,236	17,917,009
Gross profit	2,024,567	1,839,771

Operating expenses:
Selling and distribution expenses	4,492	3,119
General and administrative expenses	707,160	752,714
Total operating expenses	711,652	755,833
Operating income	1,312,915	1,083,938
Interest expense	139,759	18,574
Other expense (income), net	(35,408)	(5,992)
Total other expense, net	104,351	12,582
Income before provision for taxes	1,208,564	1,071,356
Provision for income taxes	156,543	119,850
Net income	$1,052,021	$951,506

Less: net (loss) income attributable to non-controlling interest	10,520	9,515
Net income attributable to Epsium Enterprise Limited	$1,041,501	$941,991

Other comprehensive income
Foreign currency translation gain (loss)	(373,289)	365,599
Comprehensive Income attributable to Epsium Enterprise Limited	$668,212	$1,307,590

Earnings per ordinary share
– Basic and diluted	$0.05	$951.51

Weighted average number of ordinary shares outstanding
– Basic and diluted	20,608,701	1,000

The accompanying Notes are an integral part of the consolidated financial statements

F-4

Epsium Enterprise Limited and Subsidiaries

Consolidated Statements of Stockholders’ Equity

December 31, 2021 and 2020

	Ordinary shares
	Number of Shares	Amount	Paid-in capital	Reserve Capital	Retained Earning	Accumulated Other Comprehensive Income (Loss)	Total Epsium Stockholder’s Equity	Non-controlling Interest	Total Stockholder’s Equity
Balance at December 31, 2019	1,000	$–	$3,101	$1,550	$687,837	$(24)	$692,464	$6,995	$699,459

Foreign currency translation gain (loss)	–	–	–	–	–	365,599	–	–	365,599
Net income	–	–	–	–	941,991	–	941,991	9,515	951,506
Balance at December 31, 2020	1,000	$–	$3,101	$1,550	$1,629,828	$365,575	$2,000,054	$16,510	$2,016,564

	Ordinary shares
	Number of Shares	Amount	Paid-in capital	Reserve Capital	Retained Earning	Accumulated Other Comprehensive Income (Loss)	Total Epsium Stockholder’s Equity	Non-controlling Interest	Total Stockholder’s Equity
Balance at December 31, 2020	1,000	$–	$3,101	$1,550	$1,629,828	$365,575	$2,000,054	$16,510	$2,016,564
Share cancellation	(1,000)	–	(3,101)	–	–	–	(3,101)	–	(3,101)
Share reissuance for founder	50,000,000	1,000	2,101	–	–	–	3,101	–	3,101
Share issuance for cash	6,002,670	120	119,933	–	–	–	120,053	–	120,053
Share issuance for cash to a stockholder	4,000,000	80	–	–	–	–	80	–	80
Imputed interest expense	–	–	130,081	–	–	–	130,081	36	130,117
Foreign currency translation gain (loss)	–	–	–	–	–	(373,289)	(373,289)	–	(373,289)
Net income	–	–	–	–	1,041,501	–	1,041,500	10,520	1,052,021
Balance at December 31, 2021	60,002,670	$1,200	$252,115	$1,550	$2,671,329	$(7,714)	$2,918,480	$27,066	$2,945,546

The accompanying Notes are an integral part of the consolidated financial statements

F-5

Epsium Enterprise Limited and Subsidiaries

Consolidated Statements of Cash Flows

	Year ended December 31, 2021	Year ended December 31, 2020

Cash flows from Operating Activities
Net income	$1,052,021	$951,506
Adjustments to Reconcile Net Income to Net Cash Used In Operating Activities：
Depreciation	22,861	20,936
Imputed interest expense	131,795	–
Changes in operating assets and liabilities：
Long-term deferred expenses	28	(57)
Inventories	(2,440,986)	323,032
Accounts receivable	(103,511)	168,335
Prepayments	2,367,726	(1,835,725)
Other receivables	36,065	(44,476)
Lease right-of-use assets	86,532	(260,529)
Accounts payable	118,147	(45,583)
Advances from customers	(359,125)	222,348
Employee benefits payable	(12)	628
Taxes and surcharges payable	156,543	119,776
Lease liabilities	(79,236)	269,493
Other payables	(23)	(2,626)
Net cash flows used in operating activities	988,825	(112,942)

Cash flows from investing activities：
Cash paid for property and equipment	(916)	(20,565)
Net cash flows used in investing activities	(916)	(20,565)

Cash Flow from Financing Activities:
Due from related parties	1,521,879	(166,061)
Proceeds from issuance of shares	120,162	–
(Payments) receipts from related parties	(2,619,965)	997,324
Repayments for bank loans	(100,867)	(414,217)
Net cash provided by financing activities	(1,078,791)	417,046

Effect of exchange rate change on cash and restricted cash	(1,632)	542

Net increase (decrease) in cash and cash equivalents	(92,514)	284,081

Cash at the Beginning of the Year	364,526	80,445
Cash at the End of the Year	$272,012	$364,526

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year for:
Interest	–	–
Taxes	$–	$–

The accompanying Notes are an integral part of the consolidated financial statements

F-6

EPSIUM ENTERPRISE LIMITED AND SUBSIDIARIES

Notes to the Financial Statements

(All amounts in USD unless otherwise stated)

1. Organization

Shengtao Investment Development Limited (“Shengtao”) was established on March 24, 2020 in British Virgin Islands. On April 23, 2021, Shengtao changed its name to Epsium Enterprise Limited (“Epsium BVI” “the Company” “us” “we”).

Epsium Enterprise Limited (“Epsium HK”) was set up on March 12, 2020 in Hong Kong, SAR China. On March 12, 2020, Mr. Chi Long Lou acquired 100% and 10,000 shares of Epsium HK by paying HK$ 10,000. On May 17, 2021, Epsium BVI purchased 8,000 shares of Epsium HK from Mr. Chi Long Lou by paying HK$8,000. On May 17, 2021, Mr. Son I Tam who is the CEO of the Company purchased 1,900 shares of Epsium HK from Mr. Chi Long Lou by paying HK$ 1,900. An individual Mr. Lou Chi Long owns 1% of Epsium HK.

Companhia de Comercio Luz Limitada (“Luz”) was established in 2010, is a limited liability Company, with a share capital of MOP25,000. It is a Macau registered company with an office address in Alameda Dr. Carlos D’assumpcao, Edf China Civil Plaza 235-243, 14 Andar P, Macau.

On May 12, 2021, Epsium HK acquired 80% of all outstanding shares of Luz at no cost. Son I Tam, the CEO of the Company, has the remaining 20% shares of Luz.

The consolidated financial statements presented herein consolidate the financial statements of Epsium, with the financial statements of its subsidiaries in the following structure chart:

F-7

The Company's business focused on import trading and distribution of wines & spirits. The products available for sale come from France, Chile, Australia, China, USA and Scotland, etc. The brands include Remy Martin Cognac, Cointreau, Piper Heidsieck Champagne, French Fine Wines (Petrus, Lafite, Latour, Mouton, Margaux, Lynch Bages), Xijiu, Wuliangye, Moutai, and Red & White Wines, etc. All products are sold to the customers through formal and legal channels on the premise of original imported basis. The distribution channels of the Company cover most of the areas in Macau, including the chain supermarkets, stores, clubs, restaurants, food courts, bars, hotels and major Gaming companies.

The COVID-19 pandemic is currently impacting countries, communities, supply chains and markets as well as the global financial markets. Governments have imposed laws requiring social distancing, travel bans and quarantine, and these laws may limit access to the Company’s facilities, management, support staff and professional advisors. These factors, in turn, may not only impact the Company’s operations, financial condition and demand for the Company’s goods and services, but the Company’s overall ability to react timely to mitigate the impact of this event.

2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been consistently applied. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The consolidated financial statements of the Company reflect the principal activities of the Company and its subsidiaries, Epsium HK and Luz. All intercompany transactions and balances have been eliminated upon consolidation.

The combination the Company and its subsidiaries are considered under common control. The method used to present a common-control transaction that results in a change in the reporting entity is pooling of interests. A pooling of interests was a method of accounting for a merger of the businesses. The assets and liabilities and operations of the businesses were combined at their historical carrying amounts, and all historical periods were adjusted as if the businesses had always been combined. Similarly, in a common-control transaction, the receiving entity retrospectively adjusts its financial statements to include the transferred net assets and any related operations for all periods for which the entities or net assets were under common control.

Basis of Presentation and Organization

The financial statements of the Company for the years ended December 31, 2021 and 2020 have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP)

Cash and Cash Equivalents

The Company considers cash and all highly liquid debt instruments with a maturity date of three months or less (at date of purchase) to be cash and cash equivalents.

Accounts Receivable

Accounts receivable represents amounts due from marketing, sale and distribution of the wine products and are recorded net of allowance for doubtful accounts.

The Company markets, sells and distributes wine products, such receivables are recorded as account receivable.

Other than the accounts receivable arising from the marketing, sale and distribution of wine products, the Company considers many factors in assessing the collectability of its account receivable, such as the age of the amounts due, the payment history, creditworthiness and financial conditions of the customers and industry trend, to determine the allowance percentage for the overdue balances by age. The Company adjusts the allowance percentage periodically when there are significant differences between estimated bad debt and actual bad debts. If there is strong evidence indicating that the accounts receivable are likely to be unrecoverable, the Company also makes specific allowance in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted.

F-8

The accounts receivable with the collection period over one year are classified into other non-current assets in the balance sheets. Allowance for bad debts as of December 31, 2021 and 2020 were $0 and $0, respectively.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant accounting estimates are used for, but not limited to, realization of deferred tax assets, recoverability of the carrying value of long-lived assets, allowance for doubtful accounts, slow-moving and obsolete inventory reserve, depreciable lives of property and equipment and the discount rate for leases, Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the financial statements in the period they are determined.

Revenue Recognition

On January 1, 2018, the Company adopted Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, or ASC 606, using the modified retrospective method.

The Company earns revenues through the marketing, sale and distribution of wine products. Effective January 1, 2018, the Company adopted ASC 606 and recognizes revenue at the point in time when control of the products is transferred to the customer at the estimated net consideration for which collection is probable, taking into account the customer's rights to rights to return unsold product. Transfer of control occurs either when products are shipped to or received by the distributor or direct customer, based on the terms of the specific agreement with the customer, if the Company has a present right to payment and transfer of legal title and the risks and rewards of ownership to the customer has occurred. For most of the Company's product sales, transfer of control occurs upon shipment to the distributor or direct customer. In assessing whether collection of consideration from a customer is probable, the Company considers the customer's ability and intention to pay that amount of consideration when it is due. Payment of invoices is due as specified in the underlying customer agreement, typically 30 days from the invoice date, which occurs on the date of transfer of control of the products to the customer. Since payment terms are less than a year, the Company has elected the practical expedient and does not assess whether a customer contract has a significant financing component.

A five-step approach is applied in the recognition of revenue under ASC 606: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when the Company satisfies a performance obligation.

In accordance with ASC 606, the Company evaluates whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. When the Company is a principal, that the Company obtains control of the specified goods or services before they are transferred to the customers, the revenues should be recognized in the gross amount of consideration to which it expects to be entitled in exchange for the specified goods or services transferred. When the Company is an agent and its obligation is to facilitate third parties in fulfilling their performance obligation for specified goods or services, the revenues should be recognized in the net amount for the amount of commission which the Company earns in exchange for arranging for the specified goods or services to be provided by other parties. Revenues are recorded net of value-added taxes.

The Company recognizes the products revenues from retail business on a gross basis as the Company is acting as a principal in these transactions is responsible for fulfilling the promise to provide the specified goods.

Leases

Before January 1, 2019, the Company adopted ASC Topic 840 (“ASC 840”), Leases, and each lease is classified at the inception date as either a capital lease or an operating lease.

F-9

The Company adopted the new lease accounting standard, ASC Topic 842, Leases (“ASC 842”), from January 1, 2019 using the modified retrospective transition approach through a cumulative-effect adjustment in the period of adoption rather than retrospectively adjusting prior periods and the package of practical expedients. The Company categorizes leases with contractual terms longer than twelve months as either operating or finance lease. However, the Company has no finance leases for any of the periods presented.

Right-of-use (“ROU”) assets represent the Company’s rights to use underlying assets for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the lease at the commencement date. As the implicit rate in lease is not readily determinable for the Company’s operating leases, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company accounts for lease and non-lease components separately.

Comprehensive income/(loss)

Comprehensive income/(loss) is defined as changes in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments from stockholders and distributions to stockholders. Comprehensive income/(loss) for the periods presented includes net income/(loss), change in unrealized gains/(losses) and foreign currency statement translation gains/(loss).

Fair Value Measurements

The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. For certain financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable and short-term debt, the carrying amounts approximate fair value due to their relatively short maturities. The carrying amounts of the long-term debt approximate their fair values based on current interest rates for instruments with similar characteristics.

The three levels of valuation hierarchy are defined as follows:

Level 1: Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;

Level 2: rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;

Level 3: Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

The Company has determined the appropriate level of the hierarchy and applied it to its financial assets and liabilities. At December 31, 2021 and 2020, there were no assets or liabilities carried or measured at fair value. Accounts receivable and accounts payable are measured at amortized cost. Some of the Company’s financial instruments are not measured at fair value on a recurring basis but are recorded at amounts that approximate fair value due to their liquid or short-term nature. Such financial assets and financial liabilities include: cash and cash equivalents, accounts receivables, prepaid expense, accounts payable, and other current liabilities.

Advertising Expense

Advertising costs are expensed as incurred. For the years ended December 31, 2021 and 2020, the Company incurred advertising costs of approximately $2,636 and $826, respectively.

F-10

Inventories

The Company values its inventories at the lower of cost or net realizable value. Net realizable value is based on estimated selling prices less further costs expected to be incurred for completion and disposal. Inventories are the finished goods or commodities that the Company holds to sell. Inventories include finished goods (commodities) and costs to fulfil contracts etc.

The Company used weighting average method for the inventories. Inventory reserves are provided to cover risks arising from slow-moving items. The estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based on assumptions about future demand and market conditions.

At each balance sheet date, inventories are measured at the lower of cost and net realizable value. When the cost of inventory exceeds its net realizable value, provision for diminution in value of inventories is recognized. The Company usually recognizes provision for diminution in value of inventories on the basis of a single inventory item. For the inventory items of large quantity and low price, the Company recognizes provision for diminution in value of inventories based on inventory categories.

The Company adopts the perpetual inventory system. Low-cost consumables and packaging materials are amortized by the once-off amortization method.

Foreign Currency Translation

The reporting currency of the Company is U.S. dollars. The Company uses MOP as its functional currency. The results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rates at the balance sheet dates, and equity is translated at the historical exchange rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding accounts on the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of stockholders’ equity.

Luz’s functional currency is MOP. Assets and liabilities were translated at 8.03 MOP and 7.98 MOP to $1.00 at December 31, 2021 and 2020, respectively. The equity accounts were stated at their historical rates. The average translation rates applied to income statements for the years ended December 31, 2021 and 2020 were 8.01 MOP and 7.99 MOP to $1.00, respectively. Cash flows are also translated at average translation rates for the period; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Epsium HK’s functional currency is HKD. Assets and liabilities were translated at 7.80 HKD and 7.75 HKD to $1.00 at December 31, 2021 and 2020, respectively. The equity accounts were stated at their historical rates. The average translation rates applied to income statements for the years ended December 31, 2021 and 2020 was 7.77 HKD and 7.76 HKD to $1.00, respectively. Cash flows are also translated at average translation rates for the period; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Translation adjustments for the years ended December 31, 2021 and 2020 were $(373,289) and $365,599, respectively. The cumulative translation adjustment and effect of exchange rate changes on cash at December 31, 2021 and 2020 December 31 were $(7,714) and $365,575, respectively. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Non-Controlling Interest

Non-controlling interest represents the portion of equity that is not attributable to the Company. The net income (loss) attributable to non-controlling interests are separately presented in the accompanying statements of income and other comprehensive income. Losses attributable to non-controlling interests in a subsidiary may exceed the interest in the subsidiary’s equity. The related non-controlling interest continues to be attributed its share of losses even if that attribution results in a deficit of the non-controlling interest balance.

F-11

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption under ASC 740 effected the tax liabilities from uncertain income tax position on the Company’s financial statements.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment. Fixed assets are stated at cost less accumulated depreciation and impairment. Fixed assets are depreciated at rates sufficient to write off their costs less impairment and residual value, if any, over the estimated useful lives on a straight-line basis. The estimated useful lives are as follows:

Category	Estimated useful lives
Motor Vehicle	5 years
Renovation	5 years
Equipment	5 years
Furniture & Fixture	5 years

Repairs and maintenance costs are charged to expenses as incurred, whereas the costs of renewals and betterment that extend the useful lives of fixed assets are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the statements of operations and comprehensive income/(loss)

Impairment of Long lived assets

Long-lived assets, which include equipment and amortizable intangible assets, are evaluated for impairment whenever events or changes in circumstances indicate that an asset may not be recoverable. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. If the sum of the projected undiscounted cash flows (excluding interest charges) is less than the carrying value of the assets, the assets are written down to the estimated fair value, and such loss is recognized in income from continuing operations in the period in which the determination is made. Management has determined that no impairment of long-lived assets exists as of December 31, 2021 and 2020.

Recently Issued Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

F-12

3. Prepaid expense

Prepayments consisted of the following:

	As of December 31, 2021	As of December 31, 2020
Advance payment	$302,285	$2,678,389

Advance payment are primarily prepayment is the inventory purchase payment paid to the supplier. Due to the frequent purchases with the supplier, a part of the payment is usually required.

4. Other receivables

Other receivables consisted of the following:

	As of December 31, 2021	As of December 31, 2020
Deposit	$16,976	$53,240

Other receivables are rental deposit for office and warehouse.

5. Inventories, Net

Inventories, net consist of the following:

	As of December 31, 2021	As of December 31, 2020
Finished goods	$4,800,166	$2,380,381
Total	4,800,166	2,380,381
Less: valuation allowance	–	–
Inventories, net	$4,800,166	$2,380,381

F-13

6. Property and equipment, net

Fixed Assets consist of the following:

	As of December 31, 2021	As of December 31, 2020
Leasehold improvement	$33,022	$33,215
Furniture & Fixture	5,450	4,561
Equipment	6,050	6,086
Motor Vehicle	69,471	69,877
Total	113,994	113,739
Less: accumulated depreciation	66,246	43,706
Net book value	$47,748	$70,033

Depreciation expenses were $22,861 and $20,936 for the years ended December 31, 2021 and 2020, respectively.

7. Short-term loans

Short-term loans as of December 31, 2021 and 2020 amounted to $131,860 and $233,779, respectively, which consisted of loans from overdraft accounts with financial institutions. All of these loans were Credit loans guaranteed by Son I Tam, a stockholder of the Company, and were repayable within one year. The weighted average interest rate for the outstanding loans as of December 31, 2021 and 2020 was approximately 4.25% and 4.25% per annum, respectively. For the years ended December 31, 2021 and 2020, the Company incurred interest expense of $7,964 and $9,001, respectively.

8. Income Taxes

British Virgin Islands Tax

Under the current British Virgins Islands laws, the Company is not subject to tax on income or capital gain.

Macau Tax

Macau enterprise income tax is calculated based on the Enterprise Income Tax Law (the “EIT Law”). Under the EIT Law, when the net income is less than $74,720  (MOP 600,000), no tax is levied. When the income exceeds $74,720 (MOP 600,000), the income tax is calculated at 12% for the excess.

Hong Kong Tax

Epsium HK is incorporated in the Hong Kong and subject to the Enterprise Income Tax Law (the “EIT Law”). Under the EIT Law, when the net income is less than $256,904 (HKD 2,000,000), the income tax is calculated at 8.25%. When the income exceeds $256,904 (HKD 2,000,000), the income tax is calculated at 16.5% for the excess.

The following table summarizes income before income taxes and non-controlling interest allocation:

	For the year ended December 31, 2021	For the year ended December 31, 2020
Epsium BVI	$(81,225)	$–
Epsium HK	(89,682)	(2,508)
Luz	1,379,470	1,073,864
Total	$1,208,563	$1,071,356

F-14

Significant components of the income tax provision were as follows:

	For the year ended December 31, 2021	For the year ended December 31, 2020
Current tax provision:
Epsium BVI	$–	$–
Epsium HK	–	–
Luz	156,543	119,850

Deferred tax provision:
Epsium HK	–	–
Total	$156,543	$119,850

For the years ended December 31, 2021 and 2020, management believes that the realization of the benefit arising from the losses of certain Hong Kong subsidiaries appears to be uncertain and may not be realizable in the near future. Therefore, 100% valuation allowances of $7,399 and $207  have been provided against the deferred tax assets of these subsidiaries, respectively.

A reconciliation of the provision for income taxes determined at the statutory income tax rate to the Company’s income taxes is as follows:

	For the year ended December 31, 2021	For the year ended December 31, 2020
Income before provision for taxes - Epsium BVI	$(81,225)	$–
Income before provision for taxes - Epsium HK	(89,682)	(2,508)
Income before provision for taxes - Luz	1,379,470	1,073,864
Macau corporate income tax rate	12%	12%
Income tax benefit computed at Macau statutory corporate income tax rate	165,536	128,864
Reconciling items:
Income not subject to income tax	(8,994)	(9,014)
Uncertain tax positions	–	–
Income taxes provision	$156,543	$119,850

9. Operating Leases

The Company has entered into a lease agreement for its office with a lease period ranging from August 2017 to August 2022. Total commitment for the full term of the lease will be $155,059. The contract does not stipulate lease option extension. The Company uses the bank loan interest rate as the discount rate.

Year Ended December 31, 2021
Lease Cost
Operating lease cost (included in general and administration in the Company’s consolidated statement of operations)	$39,279

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the year ended December 31, 2021	$44,473
Remaining lease term – operating leases (in years)	0.58
Average discount rate – operating leases	5.38%

F-15

The Company has entered into a lease agreement for its warehouse with a lease period ranging from May 2020 to April 2027. Total commitment for the full term of the lease will be $331,650. The contract does not stipulate lease option extension. The Company uses the bank loan interest rate as the discount rate.

Year December 31, 2021
Lease Cost
Operating lease cost (included in general and administration in the Company’s consolidated statement of operations)	$47,259

Other Information
Cash paid for amounts included in the measurement of lease liabilities for the year ended December 31, 2021
$52,552
Remaining lease term – operating leases (in years)	5.33
Average discount rate – operating leases	5.25%

	As of December 31, 2021	As of December 31, 2020
Right-of-Use assets	$273,957	$362,330
Total operating lease assets	$273,957	$362,330

Short-term operating lease liabilities	$69,262	$79,458
Long-term operating lease liabilities	226,337	297,325
Total operating lease liabilities	$295,599	$376,783

Maturities of the Company’s lease liabilities are as follows:

Operating Leases
Years ending December 31,
2022	$83,222
2023	57,326
2024	57,326
2025	59,449
2026 and after	79,624
Total lease payments	336,947
Less: Imputed interest/present value discount	41,348
Present value of lease liabilities	$295,599

10. Concentration of customers and suppliers

The Company has a concentration of its revenues with specific customers. For the year ended December 31, 2021, four customers accounted for 15.0%, 11.7%, 11.2% and 10.0% of total revenue, respectively. For the year ended December 31, 2020, two customers accounted for 28.3% and 16.9% of total revenue, respectively. As of December 31, 2021, two customers’ account receivable accounted for 37.2% and 35.3% of  the total outstanding accounts receivable balance, respectively. As of December 31, 2020, three customers’ account receivable accounted for 31.2%, 18.3%, and 14.8% of the total outstanding accounts receivable balance, respectively.

For the year ended December 31, 2021, the Company purchased approximately 72.9% of its inventory from one supplier. For the year ended December 31, 2020, the Company purchased approximately 42.4% and 38.1% of its inventory from two suppliers. As of December 31, 2021, accounts payable to one major supplier accounted for 97.6 % of the total accounts payable outstanding. As of December 31, 2020, accounts payable to two major suppliers accounted for 34.0% and 28.1% of the total accounts payable outstanding.

A loss of either of these customers or suppliers could adversely affect the operating results or cash flows of the Company.

F-16

11. Related Party Transactions

Related Party Advances

Son I Tam, a stockholder of the Company, has advanced funds to the Company for operating use. The amounts advanced were $2,087,379 and $4,274,213 at December 31, 2021 and 2020, respectively. These advances have no repayment terms, carry no interest and have no maturity date. In 2021, the Company accrued imputed interest for the due to related parties with 4.25% per annum. Imputed interest amounted $131,795 for the year ended December 31, 2021, and was recorded as paid in capital.

Receivables due from related parties

The Company pays certain expenses on behalf of affiliated companies that were under common control of Son I Tam, a stockholder of the Company. The amounts due from these affiliated companies were $0 and $1,470,757 at December 31, 2021 and 2020, respectively. In 2021, the amount of receivables due from related parties write off the amount of due to Son I Tam. These advances have no repayment terms, carry no interest and have no maturity date. These affiliated companies are independently operated and do not rely on Epsium for operation.

12. Stockholders’ Equity

The Company is authorized to issue 50,000 shares of common stock shares with $1 par value. In August 2021, the Company increased its authorized shares from 50,000 shares to 1,000,000,000 shares, including 800,000,000 ordinary shares and 200,000,000 preferred shares. The par value is also change from $1.00 to $0.00002 per share. 60,002,670 and 1,000 shares were issued and outstanding as of December 31, 2021 and 2020, respectively.

On March 24, 2020, the Company issued 510 shares of common stock to Ruo Hong, Chen and issued 490 shares to Son I Tam. On April 8, 2021, Son I Tam acquired 510 shares from Ruo Hong, Chen.

On April 8, 2021, Son I Tam acquired 510 shares from Ruo Hong, Chen.

On April 23, 2021, the Company changed its name to Epsium Enterprise Limited.

On May 17, 2021, Epsium BVI purchased 8,000 shares of Epsium HK from Mr. Chi Long Lou by paying HK$ 8,000. On May 17, 2021, Mr. Son I, Tam who is the CEO of the Company purchased 1,900 shares of Epsium HK from Mr. Chi Long Lou by paying HK$ 2,000. After the purchases, Epsium BVI owns 80% of Epsium HK, Mr. Son I, Tam owns 19% of Spsium HK, and Mr. Chi Long Lou owns 1% of Epsium HK. The Company and its subsidiaries are considered under common control. The combination the Company and its subsidiaries are considered under common control. The method used to present a common-control transaction that results in a change in the reporting entity is pooling of interests. A pooling of interests was a method of accounting for a merger of the businesses. The assets and liabilities and operations of the businesses were combined at their historical carrying amounts, and all historical periods were adjusted as if the businesses had always been combined. Similarly, in a common-control transaction, the receiving entity retrospectively adjusts its financial statements to include the transferred net assets and any related operations for all periods for which the entities or net assets were under common control.

On August 26, 2021, the previously issued 1,000 shares were cancelled and the Company re-issued a total of 50,000,000 ordinary shares to founder. On August 26, 2021, the Company issued additional 4,000,000 shares to Son I Tam, our sole director and officer, for a total of $80, at par value for each share. The transaction was not registered under the Securities Act of 1933, as amended, in reliance on an exemption from registration set forth in Section 4(a)(2) thereof.

From September 7 to September 15, 2021, we entered into subscription agreements and registration rights agreements, pursuant to which we sold through a Regulation S offering a total of 6,002,670 ordinary shares to 75 shareholders, at a price of $0.02 per share, for an aggregate purchase price of $120,053. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S promulgated hereunder as a transaction by the Company not involving any public offering, because the securities were sold in an offshore transaction by a foreign issuer, to foreign investors, not using any directed selling efforts in the United States. These securities may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act.

13. Subsequent Events

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before May 24, 2022, the date that the financial statements are issued, the Company has evaluated all events or transactions that occurred through the date the audited financial statements were available to issue.

F-17

6,002,670 ordinary shares

EPSIUM ENTERPRISE LIMITED

PROSPECTUS

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

The Date of This Prospectus Is: May 24, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association, which will become effective upon completion of this offering, provide to the extent permitted by law that we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the British Virgin Islands or elsewhere.

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in the above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Founding Transactions

On March 24, 2020, the Company issued 1,000 ordinary shares to two founders for an aggregate consideration of $1,000. On August 26, 2021, the Company increased its authorization from 50,000 shares to 1,000,000,000 shares. Concurrently, the previously issued 1,000 shares were cancelled and the Company re-issued a total of 50,000,000 ordinary shares. On August 26, 2021, the Company issued additional 4,000,000 shares to Son I Tam, our sole director and officer, for a total of $80, at par value for each share. The transaction was not registered under the Securities Act of 1933, as amended, in reliance on an exemption from registration set forth in Section 4(a)(2) thereof.

Private Placement Financings

From September 7 to September 15, 2021, we entered into subscription agreements and registration rights agreements, pursuant to which we sold through a Regulation S offering a total of 6,002,670 ordinary shares to 75 shareholders, at a price of $0.02 per share, for an aggregate purchase price of $120,053.40. The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S promulgated hereunder as a transaction by the Company not involving any public offering, because the securities were sold in an offshore transaction by a foreign issuer, to foreign investors, not using any directed selling efforts in the United States. These securities may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act.

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Macau, SAR China, on May 24, 2022.

Epsium Enterprise Limited.

By:	/s/ Son I Tam
Son I Tam
Chief Executive Officer, Chief Financial Officer and Sole Director
(Principal Executive Officer and Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on May 24, 2022.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Collen A. De Vries
Title: Authorized Representative

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EXHIBIT INDEX

Exhibit No.	Description
3.1*	Memorandum and Articles of Association of EPSIUM ENTERPRISE LIMITED
5.1*	Opinion of Ogier , British Virgin Islands counsel of EPSIUM ENTERPRISE LIMITED, as to the validity of the ordinary shares
10.1*	Form of Private Placement Subscription Agreement
21.1*	List of subsidiaries
23.1**	Consent of TAAD LLP
23.2*	Consent of Ogier, British Virgin Islands counsel of EPSIUM ENTERPRISE LIMITED (included in exhibit 5.1)
23.3**	Consent of Vong Hin Fai Lawyers & Private Notary

__________________

*	previously filed.
**	filed herein.

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